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EXHIBIT 4.8

COLLABORATIVE RESEARCH AGREEMENT

NewSouth Innovations Pty Limited

(ABN 25 000 263 025)

and

Prima Biomed Limited

ACN 009 237 889

Collaborative Research Agreement

398332_1

Rupert Myers Building I Gate 14, Barker Street I UNSW SYDNEY NSW 2052

www.nsinnovations.com.au I enquiries@nsinnovations.com.au

T +61 2 9385 5008 I F +61 2 9385 6600

Reference: [09_2348]

2.

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Collaborative Research Agreement

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	SERVICES	5
3.	STUDENTS	6
4.	COLLABORATOR DUTIES AND MATERIALS	7
5.	PAYMENT	8
6.	INTELLECTUAL PROPERTY RIGHTS	8
7.	OPTION TO COMMERCIAL LICENCE	9
8.	PROSECUTION AND MAINTENANCE OF PATENTS	10
9.	CONFIDENTIAL INFORMATION	11
10.	PUBLICATIONS	12
11.	PRIVACY	12
12.	LIABILITY AND INDEMNITY	12
13.	TERM AND TERMINATION	14
14.	FORCE MAJEURE	14
15.	DISPUTE RESOLUTION	15
16.	GENERAL	15

    .

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Collaborative Research Agreement

DATE OF AGREEMENT
PARTIES

NewSouth Innovations Pty Limited ABN 25 000 263 025 (NSi)

Rupert Myers Building, Gate 14 Barker Street, UNSW, Sydney, NSW 2052, Australia

Contact:           Chief Executive Officer

Phone:             +61 2 9385 6527

Fax:                  +61 2 9385 6502

Prima Biomed Limited ACN 009 237 889 (Collaborator)

Suite 1, 1233 High Street Armadale, 3143 , Victoria

Contact:          Martin Rogers, Executive Director

Phone:             +61 3 9824 5254

Fax:                   +61 3 9822 7735

Mobile:           +61 (0)428 268 357

Email:              martin.rogers@primabiormed.com.au

BACKGROUND:

A.

NSi is the commercial entity of UNSW responsible for entering into arrangements relating to the commercialisation of Intellectual Property developed at UNSW, including collaborative research involving such Intellectual Property.

B.	The Collaborator wishes to engage NSi to undertake certain research services and the parties wish to enter into a Commercial Licence.

C.	The Collaborator and UNSW have also applied for an ARC Linkage Grant to conduct research under an ARC Linkage Agreement to further develop the NSi Background IP.

D.

NSi agrees to conduct the Project and the ARC Project, the Collaborator agrees to pay the Fees, and the parties agree to accept certain other rights and obligations on the terms and conditions of this Agreement.

THE PARTIES AGREE:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

Affiliate means any person who, directly or indirectly, Controls, is Controlled by or is under common Control with a party.

1.

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Collaborative Research Agreement

ARC Project means the project to be conducted under an ARC Linkage Agreement between the parties and UNSW to further develop NSi Background IP as a result of a successful ARC Linkage Grant Application.

ARC Project IP means all Intellectual Property created, conceived, developed or reduced to practice in the course of the ARC Project.

Application means an application of the Project IP to [ * ].

Background IP means Intellectual Property rights owned by or licensed to a party as at the Commencement Date, or acquired or developed by a party during the Term independently of the Project, which that party has the right to license to third parties and which are necessary for the performance of the Services, including those specified in the Schedule.

Collaborator Duties means the duties to be undertaken by the Collaborator under clause 4, as specified in the Research Plan.

Collaborator Materials means all equipment, materials, data and information (including any Background IP) supplied to NSi or its nominee by or on behalf of the Collaborator, including those specified in the Research Plan.

Collaborator Personnel means all personnel of the Collaborator involved in the Project.

Commencement Date means the commencement date specified in the Schedule.

Commercial Licence means the commercial licence set out in Annexure 2.

Completion Date means the completion date specified in the Schedule.

Confidential Information means all know how, Intellectual Property, business, financial, technical and other commercially valuable or sensitive information of a party in whatever form, including inventions (whether or not reduced to practice), trade secrets, methodologies, formulae, graphs, drawings, samples, biological materials, devices, models, business plans, policies and any other materials or information which a party regards as confidential, proprietary or of a commercially sensitive nature that may be in the possession of that party or its Related Bodies Corporate or its or their employees or officers, in each case whether disclosed visually, orally, in writing or by electronic means, directly or indirectly by a party (including by a Affiliate) and whether disclosed before or after the Commencement Date, but excluding information which:

(a)	is now in the public domain, or enters the public domain after the Commencement Date, through no fault of the recipient;

(b)	can be shown by contemporaneous records of the recipient to have been known to the recipient at the time it is received pursuant to this Agreement;

(c)	is provided to the recipient by a third party after the Commencement Date, lawfully and without violating any restriction on its disclosure; or

(d)	can be shown by contemporaneous records of the recipient to have been independently developed by the recipient without reference to the Confidential Information of the other party.

Control has the meaning given to that term in section 50AA of the Corporations Act 2001 (Cth):

2.

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Collaborative Research Agreement

(a)	the ability to cast or control the casting of more than 50% of the maximum number of votes that might be cast at any general meeting (or equivalent) of an entity;

(b)

the holding of more than 50% of the issued ordinary share capital, the equity, or other ownership interest, in the entity, or the holding of the maximum ownership interest permitted in the country where the entity exists; or

(c)

the ability of a person or persons to direct, or share equally in the direction of, the composition of the board of directors (or equivalent) of the entity, or to manage the entity pursuant to an agreement.

Commercial Licence Schedule means the schedule attached to the Commercial Licence.

Fees means the fees to be paid by the Collaborator to NSi in accordance with clause 5, as specified in the Schedule.

Force Majeure means any act, event or cause (other than lack of funds) which is beyond the reasonable control of the affected party.

GST means the tax imposed by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and related tax imposition Acts of the Commonwealth of Australia.

Intellectual Property means statutory and other proprietary rights in respect of copyright and neighbouring rights, all rights in relation to inventions, patents, plant varieties, registered and unregistered trade marks, registered and unregistered designs, circuit layouts and rights to require information to be kept confidential, and all other rights as defined by Article 2 of the Convention establishing the World Intellectual Property Organization of July 1967, and all rights to apply for any of the above, but does not include moral rights that are not transferable.

Option means the option referred to in clause 7.

Other Key Personnel means the personnel to be involved in the performance of the Services specified in the Schedule other than the Project Director.

Paper means any manuscript, abstract, paper, journal article, Student Thesis, or content of any oral, poster or other presentation containing or referring to the Services or Background IP or Project IP.

Patents means:

(a)	the patents and patent applications, if any, described in the Schedule;

(b)

all patent applications that may be filed by or on behalf of NSi which are based on, claim priority from, are divided from or are continuations of any patent application, if any, described in the Schedule or arising from the Project; and

(c)	all patents which may be granted pursuant to any of the patent applications referred to in paragraphs (a) or (b).

Patent Costs means fees, costs and expenses (including patent attorney, legal fees and expenses, external patent management services fees and government charges) incurred after the Commencement Date, in the obtaining of grants of the Patents or other formal Intellectual Property rights forming part of the Project IP and NSi Background IP in the Territory and maintaining the same, and includes all expenses incurred in making and prosecuting patent applications and dealing with any opposition to any application for such registrations, any

3.

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Collaborative Research Agreement

challenge to the validity of any such registrations, and action taken in relation to infringement of Patents or such other Intellectual Property.

Project means the research project to be conducted by NSi under this Agreement in accordance with the Research Plan and which includes the performance of the Services.

Project Director means the UNSW person appointed to oversee the performance of the Services specified in the Schedule.

Project IP means all Intellectual Property created, conceived, developed or reduced to practice in the course of the Project.

Research Plan means the research plan for the conduct of the Project set out in Annexure 1, as updated in accordance with clause 2.4.

Schedule means the schedule attached to this Agreement.

Services means the services to be performed by NSi as described in the Schedule.

Student means a person involved in the Project as part of a higher degree programme at UNSW.

Student Thesis means any thesis or report containing or referring to the Project, the Project IP or any results of the Project which a Student is required to submit to UNSW pursuant to his or her enrolment in a higher degree programme.

Territory means the territory specified in the Schedule.

Term means the term of this Agreement specified in clause 13.1.

UNSW means the University of New South Wales (ABN 57 195 873 179).

UNSW Ethics Committee means:

(a)	the committee formed in accordance with the terms of reference for the Human Research Ethics Committee; or

(b)	the committee formed in accordance with the terms of reference for the Animal Care and Ethics Committee,

as approved from time to time by resolution of the UNSW Council.

UNSW Personnel means any academic staff, general staff, students or visiting, honorary, adjunct or conjoint appointees of UNSW.

UNSW Policy means the policies, procedures, codes and regulations which govern UNSW operations.

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and conversely, and a gender includes all genders;

4.

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Collaborative Research Agreement

(c)

a reference to a clause, schedule or annexure is a reference to a clause of or schedule or annexure to this Agreement and references to this Agreement include any background recital, schedule and annexure;

(d)	a reference to a thing (including a right) includes a reference to a part of that thing;

(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	the word “person” includes a natural person and any body or entity whether incorporated or not;

(g)	a reference to “written” or “in writing” includes any communication sent by letter, email or facsimile transmission;

(h)

a reference to any statute, proclamation, rule, regulation or ordinance includes any amendment, consolidation, modification, re-enactment or reprint of it and any statute, proclamation, rule, regulation or ordinance replacing it. A reference to a specified section, clause, paragraph, schedule or item of any statue, proclamation, rule, regulation or ordinance means a reference to the equivalent section of the statue, proclamation, rule, regulation or ordinance which is for the time being in force;

(i)

a reference to law includes laws, acts, ordinances, rules, regulations, other delegated legislation, codes and the requirements and directions of any relevant government or quasi-government department, body or authority in force from time to time (including any stock exchange);

(j)	wherever “include” or any form of that word is used it must be construed as it were followed by “(without limitation)”;

(k)

a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body; and

(l)	money amounts are stated in the lawful currency of Australia unless otherwise specified.

2.	SERVICES

2.1	Supply of Services by NSi

NSi will perform the Services in accordance with the Research Plan and this Agreement.

2.2	Use of contractors

Subject to clause 2.3, NSi may subcontract all or part of the performance of the Services to appropriately qualified third parties, including to UNSW and UNSW Personnel.

2.3	Key personnel

NSi will use its reasonable efforts to ensure that the Services are primarily performed by the Project Director and Other Key Personnel specified in the Schedule (if any) or added to the Schedule from time to time. If for any reason the Project Director or any Other Key Personnel becomes unavailable to NSi before completion of the Services, NSi will promptly notify the Collaborator of a suitable replacement. If the notified replacement is not reasonably acceptable to the Collaborator in its absolute discretion, the Collaborator may terminate this Agreement immediately by giving written notice to NSi.

5.

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Collaborative Research Agreement

2.4	Reporting

(a)

At least [ * ] prior to the end of each [ * ] during the Term the parties must consult with each other with a view to agreeing on an updated Research Plan for the following [ * ]. If the parties fail to agree on an updated Research Plan for any [ * ] prior to the end of the [ * ] then the current Research Plan will remain in place for the following [ * ].

(b)

During the Term NSi must provide to the Collaborator a written report setting out progress of the Services in relation to the Research Plan at least [ * ], which must include details of any Project IP developed since the last report (“Progress Report”).

2.5	Access

The Collaborator’s Personnel will have access to NSi’s premises at reasonable times, subject to reasonable security requirements and on reasonable notice, for the purpose of facilitating the performance of this Agreement.

2.6	Uncertain nature of research

Each party acknowledges and agrees that research is uncertain and that the Project may produce no results, unpredictable or inaccurate results, or results which do not satisfy the Collaborator’s requirements. Neither party gives to the other any warranty or assurance that the Project will have any particular result or give rise to any particular product or item of Intellectual Property, or any product having any particular performance or characteristics.

3.	STUDENTS

3.1	Student involvement

The Collaborator acknowledges and agrees Students may be involved in the Project. Any Students will be supervised by appropriate UNSW Personnel and subject to UNSW Policy regarding the participation of students in industry funded research projects.

3.2	Completion of higher degree

(a)	The parties acknowledge and agree that nothing contained in this Agreement will prevent a Student involved in the Project from meeting the requirements of a higher degree.

(b)

Despite any other provision of this Agreement, the Collaborator acknowledges and agrees that all or part of the results of the Project may be included in a Student Thesis which will be made publicly available after the award of a higher degree to the relevant Student. Any such publication of a Student Thesis will be in accordance with UNSW Policy, which contemplates certain restrictions on publication relating to confidential information and protection of Intellectual Property [ * ].

(c)

NSi must ensure that any external examiner appointed to examine a Student Thesis is bound by written obligations of confidentiality with respect to the information contained in the Student Thesis on terms consistent with this Agreement.

(d)

If this Agreement is terminated prior the Completion Date for any reason and a Student’s participation in the Project forms part of the Student’s work for a higher degree, the Collaborator grants to NSi a non-exclusive, non-transferable, royalty-free licence, including the right to sublicense to UNSW and UNSW Personnel (including the Student), to use such of the Collaborator’s Background IP as is necessary for the Student to complete the higher degree

6.

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Collaborative Research Agreement

(including completion and examination of his or her Student Thesis for such higher degree in accordance with this clause 3.2).

4.	COLLABORATOR DUTIES AND MATERIALS

4.1	Collaborator to perform Collaborator Duties and provide Collaborator Materials

The Collaborator must provide to NSi Collaborator Materials, and must comply with and perform all Collaborator Duties, as specified in the Schedule (if any). The Collaborator must on request promptly provide to NSi or its contractors, information, decisions and services reasonably necessary for the performance of the Services.

4.2	Nature of Collaborator Materials

The Collaborator warrants that:

(a)	the Collaborator is entitled to supply the Collaborator Materials to NSi and its contractors for the purposes of the Project;

(b)

the use of the Collaborator Materials by NSi or its contractors in the course of the Project is lawful, does not require the consent, permission or authorisation of any person and will not infringe the rights (including Intellectual Property rights) of any person;

(c)

if the Project includes the use, reproduction or adaptation of any Collaborator Materials, the Collaborator has obtained and grants to NSi and its contractors all necessary authorities for such use, reproduction or adaptation;

(d)	all information provided by or on behalf of the Collaborator in relation to the Collaborator Materials is accurate, complete and up to date; and

(e)

unless expressly specified by written notice to NSi, the Collaborator Materials are not reasonably capable of constituting a threat to safety, health, life, property or the environment and the Collaborator has given written notice to NSi prior to supplying any Collaborator Materials to NSi or its contractors of any matters affecting the safe, secure and appropriate transportation, use, storage and disposal of the Collaborator Materials.

4.3	No liability if Collaborator Duties not fulfilled

Without limiting any other rights which NSi may have under this Agreement, NSi will not be liable for any deficiency, failure or delay in the performance of the Services arising out of:

(a)	a breach by the Collaborator of any provision contained in this Agreement; or

(b)	a failure or delay by the Collaborator to provide the Collaborator Materials (if any).and timely access to information and decisions.

4.4	Adjustment of Fees

NSi may, after consultation with the Collaborator, reasonably adjust the Fees of any fixed fee component of the Services where the Collaborator has delayed or rendered materially more difficult NSi’s performance or completion of that component.

7.

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Collaborative Research Agreement

5.	PAYMENT

5.1	Payment of Fees

The Collaborator must pay to NSi the Fees in advance, at the rate or amount and in the manner specified in the Schedule.

5.2	Expenses

In addition to the Fees, the Collaborator must pay or reimburse NSi for all reasonable travel, accommodation, courier and administrative expenses which NSi or any of its contractors incur in performing the Services. Where practicable NSi or its contractors will not incur any materially significant expenses not already included in the Research Plan without first notifying the Collaborator and obtaining prior written approval for the relevant expenditure.

5.3	Invoices

NSi will submit an invoice for the Fees and expenses to the Collaborator quarterly in advance or as otherwise specified in the Schedule and the Collaborator must pay each invoice within [ * ] after receipt.

5.4	Overdue payments

If the Licensee fails to pay any amount under this clause 5 within [ * ] after the due date, NSi will charge interest on such overdue payments at [ * ] the prevailing bank overdraft rate nominated by NSi from the due date until the date of repayment and may suspend performance of the Services and its other obligations under this Agreement until all such overdue amounts are paid in full.

5.5	Taxes

(a)

Unless otherwise stated in the Schedule, all Fees, expenses and other amounts payable by the Collaborator under this Agreement are exclusive of GST, withholding tax and any other applicable taxes, duties, imposts and other similar charges payable in respect of the Services (Taxes).

(b)

If Taxes are payable on any supply made by NSi under this Agreement, the Collaborator must pay to NSi an additional amount equivalent to the Taxes at the time that payment to NSi is due. NSi will provide a tax invoice to the Collaborator.

6.	INTELLECTUAL PROPERTY RIGHTS

6.1	Ownership of Background IP

Each party acknowledges that all Background IP remains the sole property of its owner and that it acquires no right, title or interest in or to the Background IP of the other party by virtue of this Agreement or the disclosure or use of the Background IP in the course of the Project, other than as expressly set out in this Agreement.

6.2	Licence of Background IP

Each party grants to the other party a non-exclusive, royalty-free, non-transferable licence during the Term to use the Background IP owned by it to the extent necessary and for the sole purpose of the performance of the Project. The licence granted to NSi under this clause 6.2 includes the right to sublicense to NSi’s contractors, including UNSW and UNSW Personnel.

8.

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Collaborative Research Agreement

6.3	Ownership of Project IP

All right, title and interest in the Project IP and the ARC Project IP vests in and is hereby assigned to NSi with effect from its creation.

6.4	Assistance

Upon request, each party must at its cost sign all documents and do all things (including requiring its officers, employees and contractors to sign documents) as may be necessary or desirable to vest, confirm, perfect and record the ownership rights of the other party under this clause 6.

6.5	No challenge

(a)

The Collaborator must not directly or indirectly engage in any conduct which may endanger the capacity of any Project IP or ARC Project IP owned by NSi to be protected or challenge its ownership or validity.

(b)	The Collaborator agrees clause 6.3 and 7.3 set out its entire rights in respect of ARC Project IP.

7.	OPTION TO COMMERCIAL LICENCE

7.1	Option to Commercial Licence

Except where this Agreement is terminated by NSi under clause 13.2, and provided the Collaborator has paid all Patent Costs and Fees and is not otherwise in breach (other than a trivial breach) of any provision contained in this Agreement, NSi grants to the Collaborator an exclusive option during the Term and for six months after the Completion Date to acquire a commercial licence of the Project IP on the terms of the Commercial Licence set out in Annexure 2.

7.2	Exercise of option for Project IP

(a)	The Collaborator may exercise the Option in respect of the Project IP at any time during the Term or on or before the date six months after the Completion Date (“Option Period”) by:

(i)	giving written notice to NSi;

(ii)	providing the names of [ * ] Applications;

(b)	Upon NSi’s receipt of the Collaborator’s written notice, and the Application names in accordance with clause 7.2(a), NSi will:

(i)	update the Commercial Licence Schedule to reflect the Application names and the details of the Licensed IP,

(ii)	provide the Collaborator with two originals of the Commercial Licence duly executed by NSi.

7.3	Option for ARC Project IP Applications

Should the parties enter into an ARC Linkage Agreement, they agree, and NSi will procure UNSW to agree, that the Collaborator will be granted an option which will provide:

9.

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Collaborative Research Agreement

(i)

where the Option Period under clause 7.2 has not expired and the Collaborator has not exercised that Option, that the Collaborator may nominate any Application arising out of the ARC Project IP as [ * ] Applications under clause 7.2 (a)(ii);

(ii)

where the Option under clause 7.2 has been exercised, provided the Collaborator is not in breach of any of the terms of the ARC Linkage Agreement, that the Collaborator may substitute any Application arising out of the ARC Project IP in accordance with the provisions of the Commercial Licence.

8.	PROSECUTION AND MAINTENANCE OF PATENTS

8.1	Prosecution and Maintenance

Subject to clause 8.3, NSi must, to the extent commercially and legally reasonable in accordance with the advice available to it, use reasonable and timely efforts in consultation with the Collaborator to:

(a)	prosecute all Patents and other applications for statutory protection of the Project IP; and

(b)	maintain all Patents and other rights granted on those applications.

8.2	Assistance in Prosecution

(a)	NSi and the Collaborator must render all reasonable non-monetary assistance to each other in relation to the prosecution and maintenance of the Patents.

(b)	At the Collaborator’s written request, NSi will advise the Collaborator about the current status of the Patents.

8.3	Costs of Patents

(a)

Subject to clause 8.3(b), the Collaborator must pay or reimburse NSi (at NSi’s option) all Patent Costs incurred by or on behalf of NSi in any country in the Territory approved by the Collaborator in writing.

(b)	The Collaborator is only required to pay or reimburse NSi (at NSi’s option) [ * ] of all Patent Costs incurred by or on behalf of NSi for any licensed NSi Background IP [ * ].

(c)

The Collaborator must give to NSi at least [ * ] written notice if it does not wish to continue payment of Patent Costs with respect to any Patents in any country in the Territory, in which case NSi may, at its sole discretion:

(i)	cease prosecution of that Patent or allow it to lapse in that country; or

(ii)	prosecute or maintain such Licensed IP in that country at its own cost, and

(d)

From the date the Licensee’s notice under clause 8.3(c) becomes effective the option to any licence(s) under this Agreement for the relevant Licensed IP in that country will terminate and the Licensee will have no obligation to pay any Registration Costs incurred after that date in respect of such Licensed IP in that country under clause 8.3(a).

10.

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Collaborative Research Agreement

9.	CONFIDENTIAL INFORMATION

9.1	Permitted use

Each party may use and disclose the Confidential Information of the other party solely to the extent necessary for the performance of the Services in accordance with this Agreement. Subject to clause 9.2(c), the Collaborator acknowledges and agrees that NSi may disclose Confidential Information of the Collaborator to UNSW and UNSW Personnel for the purpose of performing the Services in accordance with this Agreement.

9.2	Obligations of confidentiality

Subject to clause 9.1, each party must:

(a)

not use, and ensure that its employees, officers and agents (and in the case of NSi, UNSW, UNSW Personnel, Students and contractors) do not use, any Confidential Information of the other party for any purpose other than compliance with its obligations under this Agreement;

(b)

take all action necessary to maintain the confidential nature of the Confidential Information of the other party, including keeping all records of that Confidential Information under lock and key or password protection;

(c)

not disclose any of the Confidential Information of the other party to any person other than those of its employees (and in the case of NSi, UNSW, UNSW Personnel, Students and contractors) who need to have access to that Confidential Information for the purpose of performing the Services in accordance with this Agreement, who are aware of the requirements of this Agreement, and who are bound by an enforceable obligation of confidentiality; and

(d)

destroy all documents and other materials in whatever form in its possession, power or control which contain or refer to any Confidential Information of the other party, on the earlier of expiry or termination of this Agreement, demand by the other party or the time they are no longer required for the purpose of performing the Services in accordance with this Agreement.

9.3	Disclosure required by law

Each party may disclose Confidential Information of the other party if legally compelled to do so by a judicial or administrative body provided it takes all reasonably available legal measures to avoid such disclosure, and notifies the other party as soon as practicable after such disclosure is ordered so that the other party may seek an appropriate protective order or other remedy.

9.4	Acknowledgement

Each party acknowledges that due to the proprietary and competitively-sensitive nature of the Confidential Information of the other party, the other party would be irreparably harmed by any actual or threatened breach of this clause 9, and that monetary damages would be insufficient to remedy such actual or threatened breach.

9.5	No restriction

Subject to this clause 9, nothing in this Agreement restricts the right of NSi to provide consultancy, research or other services to any third party.

11.

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Collaborative Research Agreement

10.	PUBLICATIONS

10.1	Publication of Papers

A party must not publish any Paper without the prior written consent of the other party. Where a party wishes to obtain the other party’s consent for the publication of a Paper:

(a)	the party must provide to the other party a copy of the proposed Paper at least [ * ] prior to the proposed date of publication (or submission for publication where applicable);

(b)

the other party may within [ * ] of receipt of a proposed Paper reasonably object to or request a delay of the publication of the Paper in whole or in part providing reasons, in which case the party must not publish, or must delay the publication of, the Paper (as applicable). If the other party fails to object or request a delay within this period, the other party will be deemed to have consented to the publication of the Paper; and

(c)

a party must not unreasonably withhold its consent to the publication of a Paper, provided that it may withhold consent if it reasonably believes the publication will adversely affect the protection or commercialisation of any Background IP or Project IP owned by it.

10.2	Acknowledgements

Each party must acknowledge the role of the other party in any Paper, and each party must, where any significant advice or recommendations have been provided by an employee of the other party, appropriately acknowledge the authorship of that person, in each case in accordance with usual academic practice.

10.3	Press releases

Neither party may use the other party’s name in any press release, advertising or other promotional material without the other party’s prior written consent (which consent must not unreasonably be withheld).

11.	PRIVACY

Each party agrees to comply with the Privacy Act 1988 (Cth) in its dealings with the other party. In particular, each party warrants that it has made all necessary disclosures and obtained all consents required under that Act in respect of personal information given to or accessed by the other party in connection with this Agreement.

12.	LIABILITY AND INDEMNITY

12.1	Prescribed terms

(a)

Subject to any terms, conditions and warranties which the law expressly provides may not be excluded, restricted or modified, or may be excluded, restricted or modified only to a limited extent (Prescribed Terms), all conditions, warranties, terms and obligations expressed or implied by law or otherwise relating to the performance of a party’s obligations, or any goods or services supplied or to be supplied by a party, under this Agreement are excluded.

(b)

To the extent permitted by law, the liability of a party for a breach of a Prescribed Term implied into this Agreement is limited, at that party’s option, to the repair or replacement of the goods, the cost of repairing or replacing the goods, the re-supply of the services or the payment of the cost of re-supplying the services.

12.

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Collaborative Research Agreement

12.2	Consequential loss

To the extent permitted by law, a party will have no liability to the other party, however arising and under any cause of action or theory of liability, in respect of special, indirect or consequential damages, loss of profit (whether direct or indirect) or loss of business opportunity arising out of or in connection with this Agreement.

12.3	Indemnity

Each party (the Indemnifying Party) releases and indemnifies the other party and its officers, employees, consultants and agents from and against all actions, claims, proceedings and demands (including those brought by third parties) which may be brought against it or them, whether on their own or jointly with the Indemnifying Party and whether at common law, under tort (including negligence), in equity, pursuant to statute or otherwise, in respect of any loss, death, injury, illness or damage (whether personal or property, and whether direct or consequential, including consequential financial loss), arising out of:

(a)	a breach of any provision of this Agreement by the Indemnifying Party; or

(b)	any negligent act or omission or wilful misconduct of the Indemnifying Party or its officers, employees, consultants or agents,

and from and against all damages, reasonable costs and expenses incurred in defending, satisfying or settling any such claim, proceeding or demand, except to the extent such action, claim, proceeding or demand arose out of a breach of any provision of this Agreement by the other party or any negligent act or omission or wilful misconduct of the other party or its officers, employees, consultants or agents.

12.4	Insurance

Each party must during the Term at its cost take out and maintain all necessary or prudent insurances in relation to this Agreement, including the insurances specified in the Schedule (if any). Each party must on request by the other party provide written evidence of such insurances, including certificates of currency from the insurer.

12.5	Cap on liability

(a)

Notwithstanding any other provisions of this Agreement, to the extent permitted by law the total aggregate liability of NSi arising out of or in connection with the Services, the Project, the Project IP or this Agreement, whether based upon breach of contract, under common law, statute, tort (including negligence) or otherwise, will not exceed the amount of Fees received by NSi from the Collaborator under this Agreement.

12.6	Representations

The Collaborator acknowledges that it has not relied on any representations made by or on behalf of NSi or its contractors (including UNSW and UNSW Personnel) which are not expressly set out in this Agreement.

13.

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Collaborative Research Agreement

13.	TERM AND TERMINATION

13.1	Term

(a)

Unless otherwise agreed by the parties in writing, this Agreement commences on the Commencement Date and continues in force until the Completion Date unless it is terminated earlier in accordance with its terms.

(b)	The parties acknowledge that further development of the Project IP may be required following the Completion Date (“Further Work”) and agree that the work will be undertaken:

(i)	by the parties agreeing in writing to amend the Schedule;

(ii)	under the same terms and conditions as this Agreement except for clause 7; and

(iii)

provided the Collaborator is not in breach (other than a trivial breach causing no material harm) of any of the terms of the Agreement, the Collaborator may substitute any Application arising out of the Further Work under the provisions of clause 13 of the Commercial Licence.

13.2	Termination

Either party may terminate this Agreement immediately by giving written notice to the other party if at any time:

(a)

the other party commits a breach (other than a trivial breach causing no material harm) of any provision of this Agreement and, where the breach is capable of remedy, fails to remedy the breach within [ * ] of receiving written notice to do so; or

(b)

the other party becomes insolvent, enters into liquidation or receivership, becomes subject to any form of external administration, makes a composition or arrangement with its creditors generally, or takes advantage of any statute for the relief of insolvent debtors.

13.3	Consequences of termination

Upon termination or expiry of this Agreement for any reason:

(a)	all Fees paid remain the property of NSi; and

(b)

the Collaborator must immediately pay to NSi all Fees accrued or due but unpaid, and all amounts incurred or committed to by or on behalf of NSi with respect to the Project, as at the date of such termination or expiry without recourse, discount, set-off or reimbursement of any kind.

13.4	Survival

(a)	Clauses 2.6, 3.2, 4.2, 6, 7, 8, 9, 10, 12, 13.3 and 15 survive the expiry or termination of this Agreement for any reason.

14.	FORCE MAJEURE

If Force Majeure prevents a party from fully or partly performing any obligation under this Agreement (except an obligation to pay money), the affected party’s obligation to perform that obligation is suspended while the Force Majeure continues.

14.

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Collaborative Research Agreement

15.	DISPUTE RESOLUTION

15.1	No proceedings

If a dispute arises out of or in connection with this Agreement (Dispute), no party may start court or arbitration proceedings (except proceedings seeking urgent interlocutory relief) unless it has complied with this clause 15.

15.2	Dispute resolution

(a)	A party claiming that a Dispute has arisen must give written notice to the other party giving details of the Dispute (Notification).

(b)

Within [ * ] (or any longer period agreed by the parties) of receipt by the other party of a Notification, the Chief Executive Officers (or equivalent) of each party must personally or through a nominee attempt in good faith to resolve the Dispute, failing which the parties must seek to agree on an alternative dispute resolution technique to resolve the Dispute.

(c)

If the parties fail to agree on the dispute resolution technique to be used within a further [ * ] (or any longer period agreed by the parties), the Dispute will be referred to mediation by, and in accordance with the rules of, the Australian Commercial Disputes Centre Limited. The mediation will be conducted in Sydney in the English language.

(d)	The parties must continue to perform their respective obligations under this Agreement pending the resolution of a Dispute.

(e)	Each party must bear its own costs of complying with this clause 15.

16.	GENERAL

(a)	This Agreement contains the entire agreement between the parties as to its subject matter and may only be amended in writing signed by all parties.

(b)

Notices must be given to the parties’ addresses set out at the front of this Agreement or as otherwise notified by the parties in writing and must be delivered in person or sent by email, fax or prepaid post (airmail if international). Notices will be deemed to have been received:

(i)	if delivered in person, on the date of delivery;

(ii)	if sent by email, on receipt by the sender of an acknowledgment indicating that the mail item was read by the recipient;

(iii)	if sent by fax, on production of a transmission report from the sender’s fax machine evidencing that the fax was successfully sent in its entirety; or

(iv)	if sent by prepaid post, 3 business days after posting (7 business days if sent to or from a place outside of Australia).

(c)	A party must not assign any of its rights or obligations under this Agreement without the other party’s prior written consent.

(d)	No delay or indulgence by a party in enforcing this Agreement will prejudice or restrict the rights of that party, nor will a waiver of those rights operate as a waiver of a subsequent breach.

15.

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Collaborative Research Agreement

(e)	No part of this Agreement is to be construed to the disadvantage of a party because that party was responsible for its preparation.

(f)	Nothing in this Agreement may be construed as creating a relationship of partnership, joint venture employment, principal and agent or trustee and beneficiary.

(g)	A party, at the request of another party, must do all things and sign all documents necessary to give effect to this Agreement.

(h)

If any provision of this Agreement is or becomes invalid or unenforceable then, if the provision can be read down to make it valid and enforceable without materially changing its effect, it must be read down, and otherwise the offending provision must be severed and the remaining provisions will operate as if the provision had not been included.

(i)	This Agreement is governed by the laws of New South Wales, Australia, and the parties submit to the non-exclusive jurisdiction of the courts of that State.

(j)	Each signatory to this Agreement warrants that he or she has authority to bind the party that he or she is stated to represent.

(k)	This Agreement may be executed in any number of counterparts all of which taken together will constitute one agreement.

16.

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Collaborative Research Agreement

SCHEDULE

Key Project Terms

Commencement Date	January 1st, 2010

Completion Date	12 months from Commencement Date

Services	As specified in the Research Plan NB: The Services are activities, not guaranteed outcomes

Project Director	[ * ]

Other Key Personnel (UNSW)	To be added as necessary and/or as agreed by the parties

Collaborator Personnel	N/A

Fees & Payment	Research Budget

		Description	Cost AUD$
	1.	Personnel[1]	$	[ * ]
	2.	Operating expenses	$	[ * ]
	3.	Characterisation	$	[ * ]
	4.	Consumables	$	[ * ]

		TOTAL	$	[ * ]

[1] [ * ]

NSi and Collaborator may review and update Research Budget from time to time

Payment Schedule

Fees are payable as follows:

All rates are exclusive of GST. NSi may review and update time and materials rates (if any) for a calendar year from time to time by giving at least [ * ] written notice prior to the beginning of the relevant calendar quarter.

NSi will invoice the Collaborator for the Fees in advance at the start of each calendar quarter.

	Total Fee		AUD$ [ * ]
	First Payment (for 1st Qtr)		$[ * ], due upon execution of this Agreement.
	Second Payment (for 2nd Qtr)	$[ * ]
	Third Payment (for 3rd Qtr)	$[ * ]
	Fourth Payment (for 4th Qtr)	$[ * ]

17.

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Collaborative Research Agreement

Background IP	To be inserted during the course of the CRA by mutual agreement between the parties
NSi’s Background IP:
	1.	[ * ]
Collaborator’s Background IP:
	1.	[ * ]
2.
3.
Insurance

Each party must during the Term at its cost take out and maintain all necessary or prudent insurances in relation to this Agreement, including the insurances specified in the Schedule (if any). Each party must on request by the other party provide written evidence of such insurances, including certificates of currency from the insurer

Territory	Worldwide

18.

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Collaborative Research Agreement

Executed as an agreement.

Signed for an on behalf of NEWSOUTH INNOVATIONS PTY LIMITED

/s/ Mark T. Bennett
Signature of Authorised Officer

Mark T. Bennett, CEO Print Name

17/12/2009 Date

Signed for an on behalf of Prima Biomed Limited

/s/ Martin Rogers
Signature of Authorised Officer

Martin Rogers Print Name

17-12-2009 Date

19.

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Collaborative Research Agreement

Annexure 1 - Research Plan

The project will be undertaken [ * ].

Stage 1 – [ * ]

[ * ]

Stage 2 – [ * ]

[ * ]

Stage 3 – [ * ]

[ * ]

Proposed Methodology Timelines [ * ]

1.	Deliverables

	Description:	Estimated Date:
1.	[ * ]	[ * ]
2.	[ * ]	[ * ]
3.	[ * ]	[ * ]

2.	Collaborator Duties

Collaborator Personnel
1.	N/A
	Description of Collaborator Materials and Collaborator Duties:	Delivery Date:
1.	[ * ]

1.

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Collaborative Research Agreement

Annexure 2 - Commercial Licence

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ANNEXURE 2 - to the Collaborative Research Agreement dated

17 December 2009

COMMERCIAL LICENCE AGREEMENT

NewSouth Innovations Pty Limited

(ABN 25 000 263 025)

and

Prima Biomed Limited

ACN 009 237 889

387676_2

Rupert Myers Building I Gate 14, Barker Street I UNSW SYDNEY NSW 2052

www.nsinnovations.com.au I enquiries@nsinnovations.com.au

T +61 2 9385 5008 I F +61 2 9385 6600

Reference: [09_2348]

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Commercial Licence Agreement

Table of Contents

1.	DEFINITIONS AND INTERPRETATION	1
2.	LICENCE	7
3.	SUB-LICENCES	8
4.	Exploitation BY NSI	9
5.	PAYMENTS	11
6.	TAXES	13
7.	ACCOUNTS	13
8.	PROSECUTION AND MAINTENANCE OF PATENTS	15
9.	[ * ]	16
10.	EXPLOITATION BY LICENSEE	16
11.	PRODUCTS	17
12.	Not Used	19
13.	Application Substitution	19
14.	CONFIDENTIAL INFORMATION	20
15.	MEDIA AND PUBLICATIONS	21
16.	INFRINGEMENT AND ENFORCEMENT	22
17.	WARRANTIES	23
18.	LIABILITY	25
19.	TERM AND TERMINATION	27
20.	FORCE MAJEURE	28
21.	DISPUTE RESOLUTION	29
22.	GENERAL	30

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Commercial Licence Agreement

DATE OF AGREEMENT
PARTIES

NewSouth Innovations Pty Limited ABN 25 000 263 025 (NSi)

Rupert Myers Building, Gate 14 Barker Street, UNSW, Sydney, NSW 2052, Australia

Contact:        Chief Executive Officer

Phone:           +61 2 9385 6527

Fax:               +61 2 9385 6502

Prima Biomed Limited ACN 009 237 889 (Licensee)

Suite 1, 1233 High Street Armadale, 3143 , Victoria

Contact:        Martin Rogers, Executive Director

Phone:           +61 3 9824 5254

Fax:               +61 3 9822 7735

Mobile:         +61 (0)428 268 357

Email:            martin.rogers@primabiormed.com.au

BACKGROUND:

A.	NSi is the owner of or otherwise authorised to use certain Intellectual Property.

B.

The Licensee’s principal activities include research and commercialisation of licensed medical biotechnology. It has engaged NSi to undertake certain collaborative research to develop formulations for a number of Applications of NSi’s sub-critical water and dense gas technology for controlled polymer nanoarchitecture vaccine delivery formulations.

C.	The Licensee wishes to be granted licences to Exploit those formulations within the Territory.

D.

NSi agrees to grant to the Licensee, and the Licensee agrees to accept, a licence to Exploit the Licensed IP, and the parties agree to accept certain other rights and obligations, on the terms and conditions of this Agreement.

THE PARTIES AGREE:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

Affiliate means any person who, directly or indirectly, Controls, is Controlled by or is under common Control with a party.

Application(s) means an application of [ * ] identified in the Commercialisation Plan in Annexure 1, as may be modified from time to time by substituting a New Application in accordance with clause 13.

Application Commercialisation Plan means the plan for the Exploitation of each Application within the Territory and in the Field attached to this Agreement as Annexure 1.

1.

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Commercial Licence Agreement

Background IP means Intellectual Property rights including Know How owned by or licensed to NSi as at the Commencement Date or during the Term, which NSi has the right to license to third parties, which is necessary for the Exploitation of the Licensed IP and which are specified in the Schedule.

Business Day means a day that is not a Saturday, a Sunday nor a public holiday in the principal place of business of a party.

Collaborative Research Agreement means an agreement entered into by the parties to conduct a proof of concept Project in relation to the First Application.

Commencement Date means the commencement date specified in the Schedule, or if no date is specified in the Schedule, the date of last execution of this Agreement.

Commercialisation Milestone and Commercialisation Milestone Date have the meanings ascribed to them in the Schedule and set out in the Application Commercialisation Plan.

Commercialisation Start Date means the date specified in Annexure 1.

Confidential Information means all know how, Intellectual Property, business, financial, technical and other commercially valuable or sensitive information of a party in whatever form, including inventions (whether or not reduced to practice), trade secrets, methodologies, formulae, graphs, drawings, samples, biological materials, devices, models, business plans, policies and any other materials or information which a party regards as confidential, proprietary or of a commercially sensitive nature that may be in the possession of that party or its Affiliates or its or their employees or officers, including the terms of this Agreement and including, in the case of NSi, all information in or relating to the Licensed IP, in each case whether disclosed visually, orally, in writing or by electronic means, directly or indirectly by a party (including by an Affiliate) and whether disclosed before or after the Commencement Date, but excluding information which:

(a)	is now in the public domain, or enters the public domain after the Commencement Date, through no fault of the recipient;

(b)	can be shown by contemporaneous records of the recipient to have been known to the recipient at the time it is received pursuant to this Agreement;

(c)	is provided to the recipient by a third party after the Commencement Date, lawfully and without violating any restriction on its disclosure; or

(d)	can be shown by contemporaneous records of the recipient to have been independently developed by the recipient without reference to the Confidential Information of the other party.

Information is not to be considered to be in the public domain for the purposes of this Agreement unless it is lawfully available to the general public from a single source without restriction on its use or disclosure.

Control means:

(a)	the ability to cast or control the casting of more than 50% of the maximum number of votes that might be cast at any general meeting (or equivalent) of an entity;

(b)	the holding of more than 50% of the issued ordinary share capital, the equity, or other ownership interest, in the entity, or if a holding of more than 50% is not permitted in the

2.

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Commercial Licence Agreement

country where the entity exists, the holding of the maximum ownership interest permitted in the country where the entity exists; or

(c)

the ability of a person or persons to direct, or share equally in the direction of, the composition of the board of directors (or equivalent) of the entity, or to manage the entity pursuant to an agreement.

Exploit means:

(a)

in relation to an Intellectual Property right, the exercise of all the rights exclusively granted to the holder of such Intellectual Property rights by the laws of the jurisdiction in which the Intellectual Property right subsists, including where permitted under this Agreement the right to sub-license those rights;

(b)

in relation to a product, kit, apparatus, substance, documentation or information resource (or any part of such materials), to make, distribute, market, sell, hire out, lease, supply, or otherwise dispose of it; and

(c)

in relation to a method or process, to use the method or process or to make, distribute, market, sell, hire out, lease, supply, or otherwise dispose of a product, kit or apparatus the use of which is proposed or intended to involve the exercise of the method or process, and Exploitation will be similarly construed.

Field means the field specified in the Schedule.

First Application means the First Application described in Applications Commercialisation Plan in Annexure 1.

First Commercial Sale means the first sale of a Product by the Licensee or Sub-licensee.

Further Applications means the Applications listed in the Applications Commercialisation Plan other than the First Application.

Force Majeure means any act, event or cause (other than lack of funds) which is beyond the reasonable control of the affected party.

GST means the tax imposed by the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and any related tax imposition Acts of the Commonwealth of Australia.

Insolvency Event means circumstances in which a party:

(a)	is unable to pay its debts as they fall due;

(b)	makes or commences negotiations with a view to making, a general re-scheduling of its indebtedness or a general assignment, scheme of arrangement or composition with its creditors;

(c)	takes any corporate action or any steps are taken or legal proceedings are started for:

(i)

its winding-up, dissolution, liquidation, or re-organisation, other than to reconstruct or amalgamate while solvent on terms approved by the other party (which approval will not be unreasonably withheld); or

3.

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Commercial Licence Agreement

(ii)	the appointment of a controller, receiver, administrator, official manager, trustee or similar officer of it or of any of its revenues and assets; or

(d)	seeks or is granted protection from its creditors, under any applicable legislation.

Intellectual Property means statutory and other proprietary rights in respect of copyright and neighbouring rights, all rights in relation to inventions, patents, plant varieties, registered and unregistered trademarks, registered and unregistered designs, circuit layouts and rights to require information to be kept confidential, and all other rights as defined by Article 2 of the Convention establishing the World Intellectual Property Organization of July 1967, and all rights to apply for any of the above, but does not include moral rights that are not transferable.

Know-how means all unpatented technical and other information not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures and results for experiments and tests, experimentation and testing, and results of research and development, including laboratory records, clinical trial data, case reports, data analysis and summaries, and information in submissions to and information from ethics committees and regulatory bodies, relating to the inventions the subject of the Patents included within the Licensed IP in accordance with this Agreement, including the know-how specified in the Schedule.

Licence Fees means the licence fees payable by the Licensee to NSi under clause 5.1(a), as specified in the Schedule.

Licensed IP means:

(a)	the Patents;

(b)	Project IP

(c)	the Other Statutory Rights; and

(d)	the Background IP.

as set out in the Schedule.

Milestone means the Milestones for the payment of Licence Fees described in the Schedule.

Minimum Performance Obligations means the minimum performance obligations specified in the Schedule.

Net Revenue means all revenue actually received by NSi from its Exploitation of the Project IP (less Taxes, rebates, refunds and amounts received in consideration for the conduct of research or the provision of services), excluding revenue received from Licensee, after its costs of Exploitation of the relevant Intellectual Property Rights have been deducted, including but not limited to the costs of protecting Intellectual Property Rights, enforcing the Intellectual Property Rights, the creation of prototypes, models and samples, research and development, contractual and other liabilities, transportation, insurance, obtaining legal, financial and technical advice, repayments of investments, internal staff costs, accommodation, marketing and travel, and other like expenses.

Net Sales means the gross invoiced price for all Sales of Products by or on behalf the Licensee or its Affiliates or Sub-licensees in an arms’ length bona fide commercial transaction, less only

4.

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Commercial Licence Agreement

usual arms’ length trade discounts and rebates actually given or allowed [ * ], customs duties, transportation and insurance charges, and all Taxes incurred on such Sales.

New Application means a new application of a nanoarchitecture vaccine delivery formulation to be added to the Schedule as a substitute for a Further Application in accordance with Clause 13.

Option means the option referred to in clause 13.

Other Statutory Rights means all Intellectual Property rights other than the Patents, subsisting in or relating to the inventions the subject of the Patents, included within the Licensed IP in accordance with this Agreement, including copyright and design rights.

Paper means any manuscript, abstract, paper, journal article, student thesis or content of any oral, poster or other presentation containing or referring to the Licensed IP or the Products.

Patents means:

(a)	the patents and patent applications described in the Schedule;

(b)	all patent applications that may be filed by or on behalf of NSi which are based on, claim priority from, are divided from or are continuations of any patent application described in the Schedule;

(c)	all patents which may be granted pursuant to any of the patent applications referred to in paragraphs (a) or (b); and

Product means the entire assembly of components constituting any product, kit, apparatus, substance, documentation, information resource or service arising from the Exploitation of the Licensed IP in the Application, including all products and services whose research, development, manufacture, import, marketing, use, sale, or supply applies, utilises or incorporates any part of the Licensed IP.

Project means the Project contemplated under the Collaborative Research Agreement

Project IP means all Intellectual Property created, conceived, developed or reduced to practice in the course of the Project and the subject of the Collaborative Research Agreement.

Registration Costs means fees, costs and expenses (including patent attorney, legal fees and expenses and external patent management fees and government charges) incurred after the Commencement Date, in the obtaining of grants of the Patents or other formal Intellectual Property rights forming part of the Licensed IP in the Territory and maintaining the same, and includes all expenses incurred in making and prosecuting patent applications and dealing with any opposition to any application for such registrations, any challenge to the validity of any such registrations, and action taken in relation to infringement of Patents or such other Intellectual Property.

Regulatory Approval means regulatory approval of a United States Food and Drug Administration New Drug Application or its equivalent in the country to which a regulatory approval milestone applies.

Royalty means the royalty payable by the Licensee to NSi under clause 5.1(b), as specified in the Schedule.

Royalty Period means the royalty period specified in the Schedule.

5.

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Commercial Licence Agreement

Sale means any sale, transfer, rental, lease, hiring out, distribution, commercial supply or other disposal of Products by or on behalf of a party or its Affiliates or Sub-licensees.

and Sell and Sold will be similarly construed.

Schedule means the schedule attached this agreement as may be revised from time to time to include Project IP and New Applications.

Sub-licensee means a person (including an Affiliate of a party) with whom a party enters into an arrangement for the Exploitation of the Licensed IP within the Territory and in, and in the case of NSi outside, the Field as a permitted sub-licensee, subcontractor or assignee.

Sub-licence Fees means the sub-licensee fees payable by the Licensee to NSi under clause 5.1(a) and as specified in the Schedule.

Taxes means all applicable taxes (including GST), levies, duties, charges, deductions and withholdings and similar imposts imposed by law or by any government agency, other than imposts charged on net income.

Term means the term of this Agreement specified in the Schedule.

Territory means the territory specified in the Schedule.

UNSW means the University of New South Wales (ABN 57 195 873 179).

1.2	Interpretation

In this Agreement, unless the context requires otherwise:

(a)	headings are for convenience only and do not affect interpretation;

(b)	the singular includes the plural and conversely, and a gender includes all genders;

(c)

a reference to a clause, schedule or annexure is a reference to a clause of or schedule or annexure to this Agreement and references to this Agreement include any background recital, schedule and annexure;

(d)	a reference to a thing (including a right) includes a reference to a part of that thing;

(e)	a reference to a document includes the document as modified from time to time and any document replacing it;

(f)	the word “person” includes a natural person and any body or entity whether incorporated or not;

(g)	a reference to “written” or “in writing” includes any communication sent by letter, [email] or facsimile transmission;

(h)

a reference to any statute, proclamation, rule, regulation or ordinance includes any amendment, consolidation, modification, re-enactment or reprint of it and any statute, proclamation, rule, regulation or ordinance replacing it. A reference to a specified section, clause, paragraph, schedule or item of any statue, proclamation, rule, regulation or

6.

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Commercial Licence Agreement

ordinance means a reference to the equivalent section of the statue, proclamation, rule, regulation or ordinance which is for the time being in force;

(i)

a reference to law includes laws, acts, ordinances, rules, regulations, other delegated legislation, codes and the requirements and directions of any relevant government or quasi-government department, body or authority in force from time to time (including any stock exchange);

(j)	wherever “include” or any form of that word is used it must be construed as it were followed by “(without limitation)”;

(k)

a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body; and

(l)	money amounts are stated in the lawful currency of Australia unless otherwise specified.

2.	LICENCE

2.1	Grant of licence

Subject to the provisions of clause 10, NSi grants to the Licensee during the Term:

(a)	separate exclusive, non-transferable licences:

(i)	under the Patents;

(ii)	the Project IP;

(iii)	under the Other Statutory Rights; and

(b) a separate non-exclusive, non-transferable licence under the Background IP,

for each Application to Exploit the Products in the Territory within the Field, including the right to sub-license as permitted in this Agreement.

2.2	[ * ]

[ * ] may [ * ] where necessary to comply with the legal requirements of any country, including for the [ * ] or to [ * ], or where necessary to [ * ].

2.3	Transfer of rights

Subject to clause 3, the licences under this Agreement are personal to the Licensee and the Licensee must not assign, transfer or in any way charge, mortgage or deal with any of its rights or obligations under this Agreement without NSi’s prior written consent. Nothing in this Agreement restricts the right of NSi to assign any of its rights, obligations or liabilities under this Agreement.

2.4	Licensee’s acknowledgments

The Licensee acknowledges that:

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Commercial Licence Agreement

(a)	this Agreement does not confer and the Licensee does not acquire any right, title or interest in the Licensed IP other than as expressly set out in-this Agreement;

(b)	as between the parties, NSi is the owner of the Licensed IP;

(c)

to the extent permitted by law, the Licensee may not Exploit the Licensed IP or any Products outside the Territory or the Field or knowingly supply any Products to any person for resupply outside the Territory or the Field; and

(d)

subject to clause 4, NSi reserves all rights in and to the Licensed IP outside and within the Field and may Exploit or license others to Exploit the Licensed IP and the Products outside and within the Field as it sees fit, except in relation to the Applications licensed under this Agreement.

2.5	Disclosure of the Licensed IP and technical assistance

(a)	Following the Commencement Date, to the extent it has not already done so, NSi must disclose to the Licensee details of the Licensed IP.

(b)

NSi may, subject to payment in accordance with its usual consulting rates and on its standard consulting terms and conditions from time to time, provide the Licensee with technical assistance and consultancy services reasonably requested by the Licensee in relation to the Exploitation of the Licensed IP and the Products.

2.6	Research by UNSW

Despite anything else in this Agreement, the Licensee acknowledges and agrees that NSi retains the right to use the Licensed IP for education and research purposes within the Territory and the Field including the right to sub-license the Licensed IP to UNSW and UNSW personnel solely for this purpose.

3.	SUB-LICENCES

3.1	Sub-licences

Subject to payment of all Sub-licence Fees and clause 3.2, the Licensee may by written agreement grant sub-licences to Exploit the Licensed IP (not including the right to sub-license) with respect to an Application within the Territory in the Field:

(a)	to its Affiliates without the consent of NSi, provided that the Licensee must provide to NSi a copy of any agreement effecting any such sub-licence within [ * ] of its execution; and

(b)	to third parties without the consent of NSi, where such third party [ * ]. The licensee must provide to NSi a copy of any agreement effecting any such sub-licence within [ * ] of its execution; and

(c)

to any other third parties only with prior written consent of NSi, which consent may be granted, whether or not subject to conditions, or withheld provided in all the circumstances NSi consent will not be unreasonably withheld. The Licensee must provide to NSi a copy of any proposed agreement effecting any such sub-licence at least [ * ] prior to its proposed or planned execution.

8.

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Commercial Licence Agreement

3.2	Conditions of Sub-licences

Any permitted sub-licence granted by the Licensee pursuant to clauses 3.1 must be on terms consistent with the terms and conditions of this Agreement and must:

(a)

provide that the sub-licence and the rights granted under it are personal to the Sub-licensee and the Sub-licensee must not at any time assign, transfer or in any way charge, mortgage or deal with any of its rights or obligations under the sub-licence without NSi’s prior written consent;

(b)

provide in a form reasonably required by NSi that the Sub-licensee releases NSi and UNSW from, and indemnifies NSi and UNSW against, all costs and liability in connection with the sub-licence and the Sub-licensee’s exercise of rights under it, including indirect and consequential loss, liability for breach of contract, under statute, common law, tort (including negligence) or otherwise to the extent permitted by law;

(c)

contain obligations of confidentiality in respect of NSi’s Confidential Information, and the right of NSi to inspect the Sub-licensee’s premises and records, in a form substantially similar to those contained in this Agreement;

(d)	not otherwise grant rights which are inconsistent with the rights and obligations of the Licensee under this Agreement;

(e)	terminate where the Sub-licensee ceases to be an Affiliate of Licensee, unless NSi has given its prior written consent to the continuation of the relevant sub-licence;

(f)	if the licence of any right in respect of the Licensed IP is terminated under this Agreement, terminate to a corresponding extent; and

(g)

terminate on the termination or expiry of this Agreement, except where this Agreement is terminated under clauses 19.3(d) or 19.3(e) in which case the sub-licence must provide for the novation of the rights and obligations of Licensee under the sub-licence to NSi at NSi’s absolute discretion. For the purpose of any such novation, the Licensee hereby appoints NSi as its attorney to do all things and execute all documents necessary or desirable to perfect such novation of the sub-licence agreement on behalf of the Licensee.

3.3	Licensee responsible for Sub-licensees

All acts, omissions and Exploitation of the Licensed IP by or on behalf of the Licensee’s Sub-licensees will be deemed to be acts, omissions and Exploitation by the Licensee for the purposes of this Agreement.

3.4	Licensee to procure compliance by sub-licensees

The Licensee must procure that each of its Sub-licensees complies with the terms of the relevant sub-licence.

4.	EXPLOITATION BY NSI

4.1	Royalties

Where NSi Exploits or licenses others to Exploit the Project IP within the Field it will pay the Licensee [ * ]% of the Net Revenue actually received by NSi solely and directly from the

9.

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Commercial Licence Agreement

Exploitation of the Project IP within the Field (NSi Royalty) within [ * ] of the end of each Royalty Period.

4.2	Late payment

Without prejudice to the Licensee’s other rights or remedies, if NSi fails to pay any amount under this clause 4 within [ * ] after the due date it will pay the Licensee interest on the amount outstanding:

(a)	calculated daily from the due date of payment to the date payment is received by the Licensee in full; and

(b)

at an interest rate of [ * ] the rate quoted on the due date of payment (and if no rate was quoted on that day, the day on which it is next quoted) for business overdrafts over AUD$100,000 by the Licensee’s principal Australian bank.

4.3	Payments

(a)

Payment of NSi Royalty is to be made by NSi to the Licensee in Australian currency and is to be made by bank draft made payable to the Licensee or, at the Licensee’s option, direct deposit into the account notified by the Licensee in writing.

(b)	Where conversion from foreign currency is required, the conversion is to be made at the average day’s buying rate of NSi’s principal bank prevailing two days before the remittance of the payment.

4.4	Royalty statement

Within [ * ] of the end of each Royalty Period in which the first sale of a Product by NSi, its Affiliates or additional licensees occurs NSi must give the Licensee a written statement signed by an authorised officer of NSi setting out the following information for the relevant Royalty Period, by country (to the extent applicable):

(a)	the number of Products manufactured by NSi and its Affiliates and additional licensees;

(b)	the number of Products supplied by NSi and its Affiliates and additional licensees;

(c)	the total amounts invoiced in respect of Products by NSi and its Affiliates and additional licensees

(d)	the total Net Revenue amounts in respect of Products;

(e)	the manner in which the NSi Royalty was calculated, including details of any deductions from the total invoiced amounts;

(f)	the applicable NSi Royalty payable;

(g)	sales forecasts; and

(h)	any other details the Licensee reasonably requires from time to time.

4.5	Licensee may request audited statement

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Commercial Licence Agreement

At the Licensee’s request from time to time, NSi must, at the Licensee’s cost, promptly provide to NSi a signed certificate from NSi’s auditor stating that the details set out in the statements prepared under clause 4.5 are correct.

4.6	NSi to retain records

NSi must create and maintain for [ * ] from the date of creation, in a manner approved by the Licensee from time to time, separate, comprehensive, accurate, up-to-date and auditable records of:

(a)	the matters specified in clause 4.4 in accordance with applicable accounting standards;

(b)	the working papers NSi used to calculate the NSi Royalty; and

(c)	each NSi Royalty statement,

and provide the Licensee with any other information it reasonably requires from time to time.

4.7	Licensee’s right to inspect records

NSi must:

(a)	permit the Licensee’s accountant, auditor or nominee, on reasonable notice and during ordinary business hours on a Business Day, to inspect and verify the records referred to in clause 4.6; and

(b)	give all reasonable help in any inspection and verification and permit the Licensee’s accountant, auditor or nominee to take copies of such records.

4.8	Cost of inspection

The Licensee’s cost of inspections under clause 4.7 will be borne by the Licensee unless an inspection shows that any amounts due to the Licensee under this Agreement have been understated by [ * ] or more, in which case the cost of that inspection will be payable by NSi.

5.	PAYMENTS

5.1	Licence Fees, Sub-licence Fees and Royalties

In consideration of the licences granted in clause 2.1 and the disclosure of the Licensed IP pursuant to clause 2.5, the Licensee must pay to NSi:

(a)	the Licence Fees in the amounts, and within [ * ] of the Milestone specified in the Schedule having been achieved;

(b)	the Royalty within [ * ] of the end of each Royalty Period;

(c)	the Sub-licence Fees within [ * ] of the end of each Royalty Period; and

(d)	any other amounts due from time to time under this Agreement, upon request in accordance with the relevant obligations.

5.2	Notification of milestone events

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Commercial Licence Agreement

The Licensee must immediately notify NSI in writing upon the occurrence of a Milestone which triggers the payment of any Licence Fee under clause 5.1(a), as specified in the Schedule.

5.3	Accruals

(a)

The Royalty accrues in respect of Products when the Products are invoiced by the Licensee its Affiliates or Sub-licensees which is deemed to have occurred on the earlier of the Products being invoiced, supplied to a purchaser, put into use or paid for by the purchaser.

(b)	The Sub-licence Fees accrue at the earlier of the time any consideration is received by or has become due to the Licensee from a Sub-licensee under the relevant sub-licence.

5.4	Non arms’ length arrangements or non-cash consideration

(a)

Where any Sale of Products is made, or any sub-licence of the Licensed IP to a Sub-licensee is granted, other than in an arms’ length bona fide commercial transaction or for consideration other than cash, for the purposes of calculating the Royalty and any Sub-licence Fees the consideration received for that transaction must be calculated by the Licensee by reference to the fair market value, as if the transaction had been an arms’ length bona fide commercial transaction and the consideration had been in cash.

(b)

The Licensee must separately identify in its Royalty and Sub-licence Fee statements provided to NSi under clauses 7.1 and 7.2 any transactions the subject of this clause 5.4 providing reasonable detail as to the relevant calculation.

(c)

Any dispute as to the calculation of the fair market value or cash equivalent value which cannot be resolved by discussion between the parties must be referred for resolution in accordance with clause 21.

5.5	Late payment

Without prejudice to NSi’s other rights or remedies, if the Licensee fails to pay any amount under this clause 5 within [ * ] after the due date it will pay NSi interest on the amount outstanding:

(a)	calculated daily from the due date of payment to the date payment is received by NSi in full; and

(b)

at an interest rate of [ * ] the rate quoted on the due date of payment (and if no rate was quoted on that day, the day on which it is next quoted) for business overdrafts over AUD$100,000 by NSi’s principal Australian bank.

5.6	Payments

(a)

All Licence Fees, Royalties, Sub-licence Fees and other payments to be made by the Licensee to NSi under this Agreement are to be made in Australian currency and are to be made by bank draft made payable to NSi or, at NSi’s option, direct deposit into the account notified by NSi in writing.

(b)

Where conversion from foreign currency is required, the conversion is to be made at the average day’s buying rate of the Licensee’s principal bank prevailing two days before the remittance of the payment

12.

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Commercial Licence Agreement

6.	TAXES

6.1	General Taxes

(a)

All amounts payable by a party (Recipient) under this Agreement are exclusive of any applicable Taxes and, subject to clause 6.3, the Recipient must pay directly (if applicable) or reimburse the other party (Supplier) for any such Taxes.

(b)	Where required, Supplier will provide a tax invoice to the Recipient.

6.2	GST

(a)

In circumstances where GST applies, at the cost the Recipient, the Supplier must do all things reasonably necessary to assist the Recipient to claim any input tax credit or refund available in relation to any GST paid or payable by the Recipient under this clause 6.

(b)

The Supplier may invoice the Recipient for GST when the Supplier invoices the Recipient for payments due under this Agreement or when the Supplier is required to remit the GST, at the Supplier’s option.

(c)	Any GST payable by the Recipient under this Agreement is calculated by multiplying by the prevailing GST rate by the amount of the consideration payable by the Recipient for the relevant supply.

(d)

If a payment to a party under this agreement is a payment by way of reimbursement or indemnity and is calculated by reference to the GST inclusive amount of a loss, cost or expense incurred by that party, then the payment is to be reduced by the amount of any input tax credit to which that party is entitled in respect of that loss, cost or expense before any adjustment is made for GST.

6.3	Withholding taxes

All payments made under this Agreement are exclusive of any withholding taxes. If any laws, rules or regulations require the withholding of amounts of Taxes or other amounts from payments made by the Recipient to the Supplier under this Agreement, the Recipient must gross up such payments so that the amount actually paid to the Supplier is the amount the Supplier would otherwise receive if no amount was required to be withheld.

7.	ACCOUNTS

7.1	Royalty statement

Within [ * ] of the end of each Royalty Period in which a First Commercial Sale occurs the Licensee must give NSi a written statement signed by an authorised officer of the Licensee setting out the following information for the relevant Royalty Period, by country (to the extent applicable):

(a)	the number of Products manufactured by the Licensee and its Affiliates and Sub-licensees;

(b)	the number of Products supplied by the Licensee and its Affiliates and Sub-licensees;

(c)	the total amounts invoiced in respect of Products by the Licensee and its Affiliates and Sub-licensees

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Commercial Licence Agreement

(d)	the total Net Sales amounts in respect of Products;

(e)	the manner in which the Royalty was calculated, including details of any deductions from the total invoiced amount;

(f)	the applicable Royalty payable;

(g)	Sales forecasts; and

(h)	any other details NSi reasonably requires from time to time.

7.2	Sub-licence statement

Within [ * ] of the end of each Royalty Period the Licensee must give NSi a written statement signed by an authorised officer of the Licensee setting out the following information for the relevant Royalty Period, by country (to the extent applicable):

(a)	the number of sub-licences to Sub-licensees (other than Affiliates) in place for the Licensed IP;

(b)	the total amounts invoiced by the Licensee or its Affiliates under or in relation to such sub-licences;

(c)	the amount of all payments received by the Licensee or its Affiliates under or in relation to such sub-licences;

(d)	the manner in which the Sub-licence Fee was calculated;

(e)	the applicable Sub-licence Fee;

(f)	sales forecasts; and

(g)	any other details NSi reasonably requires from time to time.

7.3	NSi may request audited statement

At NSi’s request from time to time, the Licensee must, at NSi’s cost, promptly provide to NSi a signed certificate from the Licensee’s auditor stating that the details set out in the statements prepared under clauses 7.1 and 7.2 are correct.

7.4	Licensee to retain records

The Licensee must create and maintain for [ * ] from the date of creation, in a manner reasonably approved by NSi from time to time, separate, comprehensive, accurate, up-to-date and auditable records of:

(a)	the matters specified in clauses 7.1 and 7.2 in accordance with applicable accounting standards;

(b)	the working papers the Licensee used to calculate the Royalty and the Sub-licence Fees; and

(c)	each Royalty and Sub-licence Fee statement,

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Commercial Licence Agreement

and provide NSi with any other information it reasonably requires from time to time.

7.5	NSi’s right to inspect records

The Licensee must:

(a)	permit NSi’s accountant, auditor or nominee, on reasonable notice and during ordinary business hours on a Business Day, to inspect and verify the records referred to in clause 7.4; and

(b)	give all reasonable help in any inspection and verification and permit NSi’s accountant, auditor or nominee to take copies of such records.

7.6	Cost of inspection

NSi’s cost of inspections under clause 7.5 will be borne by NSi unless an inspection shows that any amounts due to NSi under this Agreement have been understated by [ * ] or more, in which case the cost of that inspection will be payable by the Licensee.

7.7	Obligations of Sub-licensees

The Licensee must procure:

(a)	that all Sub-licensees comply with obligations substantially the same as those contained in this clause 7; and

(b)	for NSi the rights of inspection under clause 7.5 in respect of the Licensee’s Sub-licensees.

8.	PROSECUTION AND MAINTENANCE OF PATENTS

8.1	Prosecution

Subject to clause 8.3, NSi must, to the extent commercially and legally reasonable in accordance with the advice available to it, use reasonable and timely efforts in consultation with the Licensee to:

(a)	prosecute all Patents and other applications for statutory protection of the Licensed IP; and

(b)	maintain all Patents and other rights granted on those applications.

8.2	Assistance in prosecution

(a)	NSi and the Licensee must render all reasonable non-monetary assistance to each other in relation to the prosecution and maintenance of the Patents.

(b)	At the Licensee’s written request, NSi will advise the Licensee about the current status of the Patents.

8.3	Costs of Patents

(a)

Subject to clause 8.3(b), the Licensee must pay or reimburse NSi (at NSi’s option) all Registration Costs incurred by or on behalf of NSi with respect to all Licensed IP in any country in the Territory approved by the Licensee in writing.

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Commercial Licence Agreement

(b)

The Licensee is only required to pay or reimburse NSi (at NSi’s option) [ * ] of all Registration Costs incurred by or on behalf of NSi for any licensed NSi Background IP in any country in the Territory approved by the Licensee in writing, [ * ].

(c)

The Licensee must give to NSi at least [ * ] written notice if it does not wish to continue payment of Registration Costs with respect to any Licensed IP in any country in the Territory, in which case NSi may, at its sole discretion:

(i)	cease prosecution of that Licensed IP or allow it to lapse in that country; or

(ii)	prosecute or maintain such Licensed IP in that country at its own cost, and from the date the Licensee’s notice becomes effective the licence(s) under this Agreement for the relevant Licensed IP in that country will terminate and the Licensee will have no obligation to pay any Registration Costs incurred after that date in respect of such Licensed IP in that country under clause 8.3(a).

9.	NO CHALLENGE TO VALIDITY

Except where such a prohibition is not permitted under applicable law, the Licensee must not raise or cause to be raised any questions concerning, or any challenge or any objection to, the validity or ownership of any part of the Licensed IP, other than drawing to NSi’s attention any information which the Licensee believes is relevant to the validity or ownership of the Licensed IP. Where such a prohibition is not permitted under applicable law, if the Licensee raises or causes to be raised any question concerning, or any objection to, the validity or ownership of any part of the Licensed IP, NSi may, to the extent permitted by law, by notice in writing to the Licensee terminate the licence(s) granted to the Licensee under this Agreement for that part of the Licensed IP.

10.	EXPLOITATION BY LICENSEE

10.1	Best efforts to Exploit

The Licensee must use its best endeavours during the Term to:

(a)	Exploit the Licensed IP within the Territory in the Field so as to maximise Sales of Products and consideration received from Sub-licensees;

(b)	meet the Minimum Performance Obligations as set out in the Schedule.

10.2	Reports

(a)

The Licensee must prepare and deliver to NSi within [ * ] of the end of each [ * ] during the Term, in a form reasonably required by NSi, a written report setting out progress of the development and Exploitation of the Licensed IP in the previous [ * ] for those Applications for which a Royalty statement has not been provided under clause 7.

(b)	The Licensee must procure that its Sub-licensees comply with obligations substantially equivalent to those in this clause 10.2.

10.3	Minimum Performance Obligations

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Commercial Licence Agreement

(a)

Without limiting the obligations set out in clauses 10.1 and 10.2, the Licensee must meet the Minimum Performance Obligation by the relevant Commercialisation Milestone Date set out in the Applications Commercialisation Plan.

(b)

Where the Licensee fails to meet a Minimum Performance Obligation for any Application NSi may, in its absolute discretion by [ * ] prior written notice to the Licensee, terminate the licences granted under this Agreement for that Application only.

10.4	Compliance with laws

The Licensee must ensure that the Exploitation of the Licensed IP and the Products by or on behalf of the Licensee and its Sub-licensees is carried out with all due care and skill and in compliance with all applicable laws, regulations, standards and requirements of relevant jurisdictions.

10.5	Exclusive efforts

The Licensee must not during the Term directly or indirectly engage in or be knowingly concerned with the development, manufacture, marketing, sale, supply or other commercial Exploitation of any product or service competitive with or substitutable for the Products in the Territory and within the Field and in respect of the Applications to which this Agreement applies.

11.	PRODUCTS

11.1	Quality of Products

Where the Licensee or Sub-licensees make or cause to be made, supply or cause to be supplied, any Products, the Licensee must (as applicable) itself, or cause its Sub-licensees to:

(a)

manufacture, or cause to be manufactured, the Products with due care and skill and in accordance with all relevant best practice industry standards, and ensure that the Products are of good and merchantable quality and fit for their purpose, and meet all legal requirements, including all product liability laws, applicable where the particular Product is to be Exploited; and

(b)	promptly notify NSi of any significant quality failures which affect the Products and any circumstances which may require the recall of any Products.

11.2	Inspection of Licensee’s premises

On reasonable notice from NSi, the Licensee must permit NSi or its authorised representative to inspect the Licensee’s premises during business hours on a Business Day in order to observe the manufacture of Products and to verify whether the Licensee is complying with its obligations under this Agreement.

11.3	Records of Exploitation

The Licensee must keep appropriate, comprehensive, accurate and up-to-date financial, technical and commercial records of its compliance with its obligations under this Agreement and must:

(a)	permit NSi, its authorised representative or agent, on reasonable notice and during ordinary business hours on a Business Day, to inspect and verify such records; and

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(b)	give all reasonable help in any such inspection and verification and permit NSi, its authorised representative or agent to take copies of such records.

11.4	Cost of inspection

NSi’s cost of inspections under clauses 11.2 and 11.3 will be borne by NSi unless an inspection shows that the Licensee is in material breach of its obligations under this Agreement, in which case the cost of that inspection will be payable by the Licensee.

11.5	Obligations of sub-licensees

The Licensee must procure:

(a)	that all Sub-licensees comply with obligations substantially the same as those contained in this clause 11; and

(b)	for NSi the rights of inspection under clauses 11.2 and 11.3 in respect of the Licensee’s Sub-licensees.

11.6	Insurance

(a)	The Licensee must during the Term, and for so long as is necessary after the Term to give effect to this clause 11.6, take out and maintain with reputable insurers reasonably acceptable to NSi:

(i)

comprehensive public and product liability insurance policies which give coverage against all usual risks, including for any claim or demand arising out of or in relation to this Agreement, the Licensed IP or the Products (including but not limited to clinical trial insurance) and for an amount in respect of each claim of at least the amount specified in the Schedule;

(ii)

insurance in respect of all claims and liabilities arising, whether at common law or under statute, relating to workers compensation or employer’s liability, from any accident or injury to any person employed by the Licensee in connection with the Exploitation of the Products. This insurance must be in compliance with all laws of the relevant jurisdiction in which the Products will be manufactured, marketed and Sold; and

(b)	Unless prohibited by law, the Licensee must ensure that all policies of insurance required to be taken out by it under this clause 11.6 include NSi and UNSW as interested parties on such policy.

(c)

Unless otherwise agreed by NSi in writing, any sub-contract or sub-licence granted by the Licensee with respect to the Licensed IP must require the sub-contractor or Sub-licensee to take out and maintain adequate insurance, including comprehensive public and product liability insurance policies, consistent with the requirements of this clause 11.6.

(d)	The Licensee must at NSi’s request provide NSi with certificates of currency for the policies required to be taken out by the Licensee under this clause 11.6 within [ * ] of such request.

(e)	The Licensee must immediately notify NSi of any cancellation or change to a relevant insurance policy which affects NSi’s or UNSW’s interests.

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(f)	If any event occurs which may give rise to a claim involving NSi or UNSW under any policy of insurance to be taken out by the Licensee under this clause 11.6 the Licensee must:

(i)	notify NSi as soon as reasonably practicable, but in any event within [ * ] of the occurrence of that event; and

(ii)	ensure that NSi is kept fully informed of any subsequent actions and developments concerning the relevant claim.

(g)

The Licensee’s obligations to insure under this clause 11.6 are material obligations of this Agreement. Without limiting NSi’s rights at law, in equity, under this Agreement or otherwise, any failure by the Licensee to comply with a provision of this clause 11.6 entitles NSi, at its sole discretion, to terminate this Agreement and/or to invoice the Licensee for, or set off against any sum payable by NSi to the Licensee, all costs and expenses NSi incurs in taking out and maintaining a policy of insurance which Licensee has failed to take out as required.

12.	NOT USED

13.	APPLICATION SUBSTITUTION

13.1	Option to Substitute New Applications

Except where this Agreement or any licenses granted under this Agreement are terminated by NSi under clauses 10.3 and 19.3, and further provided the Licensee has paid all Registration Costs, Licence Fees, monies due and payable under the Collaborative Research Agreement and is not otherwise in material breach of any provision contained in this Agreement or the Collaborative Research Agreement, the Licensee may at its discretion substitute New Application to replace a Further Application at anytime during the Term of this Agreement (“Option”) subject to Clause 13.3.

13.2	Exercise of the Option

To Exercise the Option and give effect to a separate commercial licence for a New Application:

(a)	the Licensee will provide a notice in writing to NSi indicating the New Application required to be licensed and nominating the Further Application to be replaced in the Schedule;

(b)	NSi will amend the Schedule to incorporate the New Application, remove the Further Application and add any Project IP or Background IP necessary to Exploit the New Application; and

(c)	the parties will execute the amended Schedule to indicate their agreement to amend the Schedule.

13.3	[ * ] Option

The Licensee acknowledges and agrees:

(a)	that it may only exercise the Option subject to:

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(i)	[ * ]; and

(ii)	[ * ]; and

(b)	until the Licensee exercises its Option, [ * ] and [ * ] in respect of any applications [ * ].

13.4	Additional Applications

(a)

At any time during the Term, the Licensee may serve a notice on NSi that it wishes to obtain a separate commercial licence for an application of the Project IP within or outside the Field (Additional Application).

(b)

The parties must work together in good faith on an exclusive basis for a period of [ * ] (Exclusivity Period) after service of a notice pursuant to clause 13.4(a) to agree on the terms (including, without limitation, the royalty rate) on which the Additional Application will be licensed to the Licensee provided that if the parties agree on terms:

(i)	the parties will enter into a new separate license agreement; and

(ii)	[ * ] will [ * ] during the Exclusivity Period in respect of any Intellectual Property the subject of the negotiation.

14.	CONFIDENTIAL INFORMATION

14.1	Permitted use

The Licensee may use and disclose NSi’s Confidential Information comprised in the Licensed IP solely to the extent necessary for the Exploitation of the Licensed IP or Products in accordance with this Agreement.

14.2	Obligations of confidentiality

Subject to clause 14.1, each party must:

(a)	not use, and ensure that its employees, officers and agents do not use, any Confidential Information of the other party for any purpose other than compliance with its obligations under this Agreement;

(b)

take all action necessary to maintain the confidential nature of the Confidential Information of the other party, including keeping all records of that Confidential Information under lock and key or password protection;

(c)

not disclose any of the Confidential Information of the other party to any person other than those of its employees who need to have access to that Confidential Information for the purposes of compliance with its obligations under this Agreement, who are aware of the requirements of this Agreement, and who are bound by an enforceable obligation of confidentiality; and

(d)

destroy all documents and other materials in whatever form in its possession, power or control which contain or refer to any Confidential Information of the other party, on the earlier of expiry or termination of this Agreement, demand by the other party or the time they are no longer required for the purposes of this Agreement.

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14.3	Uncertainty

If it is uncertain as to whether:

(a)	any information is Confidential Information; or

(b)	any Confidential Information is publicly available,

that information will be taken to be Confidential Information and not generally available to the public unless the disclosing party advises the recipient party in writing to the contrary or a court declares it to be publicly available.

14.4	Disclosure required by law

Each party may disclose Confidential Information of the other party if legally compelled to do so by a judicial or administrative body provided it takes all reasonably available legal measures to avoid such disclosure, and notifies the other party as soon as practicable after such disclosure is ordered so that the other party may seek an appropriate protective order or other remedy.

14.5	Acknowledgement

Each party acknowledges that due to the proprietary and competitively-sensitive nature of the Confidential Information of the other party, the other party would be irreparably harmed by any actual or threatened breach of this clause 14, and that monetary damages would be insufficient to remedy such actual or threatened breach.

15.	MEDIA AND PUBLICATIONS

15.1	Statements and use of name

(a)

A party may not make press or other announcements or releases relating to this Agreement or the matters the subject of this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld.

(b)	In any publication, press release, advertising or other promotional material relating to the Licensed IP:

(i)

the Licensee must give due credit to UNSW and/or NSi as owner and/or licensor (as applicable), but must not otherwise use or permit to be used NSi’s or UNSW’s name without having previously obtained the consent in writing of NSi and/or UNSW (as applicable); and

(ii)	must not intentionally make or permit to be made any inaccurate or misleading statement in relation to the Licensed IP or the Products.

15.2	Publication of Papers

A party must not publish any Paper without the prior written consent of the other party. Where a party wishes to obtain the other party’s consent for the publication of a Paper:

(a)	the party must provide to the other party a copy of the proposed Paper at least [ * ] prior to the proposed date of publication (or submission for publication where applicable);

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(b)

the other party may within [ * ] of receipt of a proposed Paper reasonably object to or request a delay of the publication of the Paper in whole or in part providing reasons, in which case the party must not publish, or must delay the publication of, the Paper (as applicable). If the other party fails to object or request a delay within this period, the other party will be deemed to have consented to the publication of the Paper; and

(c)

a party must not unreasonably withhold its consent to the publication of a Paper, provided that it may withhold consent if it reasonably believes the publication will adversely affect the protection or commercialisation of any Intellectual Property owned by it.

15.3	Acknowledgements

Each party must acknowledge the role of the other party in any Paper, and each party must, where any significant advice or recommendations have been provided by an employee of the other party, appropriately acknowledge the authorship of that person, in each case in accordance with usual academic practice.

16.	INFRINGEMENT AND ENFORCEMENT

16.1	Notice of proceedings

Each party must immediately give to the other party full details of any actual or suspected infringement or any action for revocation of any of the Licensed IP by a third party in the Territory (Infringement) of which it becomes aware. If such an Infringement occurs, the parties must consult with each other as to an appropriate course of action.

16.2	Licensee to enforce

If an Infringement occurs, the Licensee may, to the extent commercially and legally reasonable in accordance with the advice and resources available to it, institute and prosecute or defend (as applicable) proceedings in its own name at its cost to prevent infringement of the Licensed IP by the third party or revocation of the Licensed IP, or to defend any cross-claim asserting invalidity of the Licensed IP, and the Licensee must:

(a)	give NSi reasonable notice, keep NSi advised of the progress, and consult with NSi and accept the reasonable directions of NSi about the conduct of such proceedings;

(b)	provide to NSi on request, at no cost to NSi, copies of all documents used in or prepared for such proceedings; and

(c)

indemnify NSi and UNSW against all actions, claims, loss, awards, costs, damages and expenses arising out of or in connection with those proceedings, but only to the extent those proceedings relate to or arise from the Exploitation of the Licensed IP by the Licensee, its Affiliates or its sub-licensees.

16.3	NSi may join action

If the Licensee institutes or defends proceedings with respect to an Infringement in accordance with clause 16.2, NSi may join the Licensee in such proceedings and may contribute to the costs and expenses of the proceedings, in which case [ * ] or [ * ] or [ * ].

16.4	NSi may proceed alone

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If the Licensee fails to institute or defend proceedings with respect to an Infringement in accordance with clause 16.2, NSi may institute or defend such proceedings on its own in its own name and at its cost and may retain any damages or other amounts received through settlements or adjudications of such proceedings.

16.5	Third party claims

(a)

If proceedings are threatened or commenced by a third party against a party in any country on the ground that the Exploitation of the Licensed IP infringes an Intellectual Property rights vested in the third party, then:

(i)	the party threatened or sued must immediately notify the other party; and

(ii)

the parties will refer the matter to leading legal counsel for advice on whether a defence or threats action will have a reasonable chance of a successful outcome and whether there are circumstances making it imprudent to defend or commence proceedings.

(b)

If proceedings are threatened or commenced against a party, that party will be solely responsible for the defence of those proceedings and bringing any threats action, and indemnifies the other party against all actions, claims, loss, awards, costs, damages and expenses arising out of or in connection with those proceedings. In the case of the Licensee, the requirement for it to indemnify NSi only applies to the extent the proceedings or threatened proceedings relate to or arise from the Exploitation of the Licensed IP by the Licensee, its Affiliates or its sub-licensees.

(c)

A party will not be required to defend any infringement proceedings brought by a third party or institute any threats action where leading counsel advises that it would be imprudent to defend or commence proceedings.

16.6	Amendment

If the parties agree [ * ] that, prior to the defence or institution of proceedings, the specification of any Patent should be amended, NSi may apply to amend the specification.

16.7	Assistance

Each party agrees, on the request of the other party, at its cost to provide to the other party all information and assistance reasonably required by the other party in connection with any action or proceedings contemplated by this clause 16, including providing documents and witnesses to give evidence.

17.	WARRANTIES

17.1	Mutual warranties

Each party warrants that as at the date of execution of this Agreement:

(a)

it has the power and authority to enter into and perform its obligations under this Agreement and that the execution of this Agreement by it has been duly and validly authorised by all necessary corporate action;

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(b)	its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms; and

(c)

this Agreement and its performance do not contravene its constituent documents or any law, or any of its obligations or undertakings by which it is bound, or cause a limitation on the powers of its corporate officers to be exceeded.

17.2	NSi’s warranties

NSi warrants that to the best of its actual knowledge as at the date of execution of this Agreement:

(a)	it owns the Licensed IP and has the right to grant the licences to the Licensed IP contained in this Agreement;

(b)	there is no litigation pending in respect to the Licensed IP, and no claim or demand has been received by NSi from any person in relation to the ownership or validity of the Licensed IP;

(c)	the Licensed IP is not encumbered, mortgaged, or charged in any way, nor subject to any lien;

(d)	it has not granted to any person any licence to the Licensed IP which may conflict with the licences granted in this Agreement, other than as expressly permitted by this Agreement;

17.3	Limit on warranties

The warranties by NSi in clause 17.2 are given by NSi:

(a)	to [ * ] knowledge, [ * ]; and

(b)

subject to all liabilities, contracts and other matters disclosed in writing by or on behalf of NSi to the Licensee before the date of execution of this Agreement, including all matters disclosed in the Disclosed Items specified in the Schedule, and do not apply in respect of any matter disclosed in, or arising out of or in connection with, any such liabilities, contracts and other matters.

17.4	Licensee’s warranties

The Licensee warrants that as at the date of execution of this Agreement:

(a)	it has the necessary resources, skills and technical expertise to Exploit the Licensed IP and Products in accordance with and perform its obligations under this Agreement;

(b)	it has made its own assessment of the Licensed IP and Products and the commercial value of the licences granted under this Agreement;

(c)	it has exercised its independent skill and judgment and has carried out its own investigations in its decision to enter into this Agreement;

(d)	it has not relied on any advice, promise or representation made by or on behalf of NSi (including by UNSW or UNSW personnel) which has not been expressly included in this Agreement; and

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(e)

it has obtained, or where required in the future will obtain, all authorisations, registrations, approvals and permits required by any governmental body or under any government legislation in any relevant jurisdiction in connection with the Licensee’s entry into and performance of this Agreement and the Exploitation of the Licensed IP and Products.

17.5	Exclusion of warranties

The Licensee acknowledges and agrees that:

(a)	NSi has not made or given, nor has any person on behalf of NSi made or given, any warranty, representation, undertaking or understanding whatsoever that is not expressly set out in this Agreement; and

(b)	NSi has not made and does not make any warranty or representation whatsoever as to:

(i)	the safety of the Licensed IP or the Products;

(ii)	the Exploitation of the Licensed IP or of the Products, except as set out in clause 17.2;

(iii)	the marketability of the Licensed IP or of the Products;

(iv)	the Exploitation prospects or success of any part of the Licensed IP or of the Products or the profits or revenues that may result from the Exploitation of the Licensed IP or the Products;

(v)	the validity of any right in respect of the Licensed IP, whether in respect of the Products or otherwise;

(vi)	NSi’s Confidential Information or the Know-how being complete or accurate;

(vii)	the Licensee’s Exploitation of the Licensed IP or the Products not infringing the rights (including Intellectual Property rights) of any person;

(viii)	the Exploitation of the Licensed IP being lawful or not requiring the consent or approval of any person (including regulatory approval); and

(ix)	it being possible to grant an exclusive licence of the Licensed IP under the law of any jurisdiction within the Territory.

18.	LIABILITY

18.1	NSi’s exclusions

Except for liability under any Prescribed Terms (as defined in clause 18.2), to the extent permitted by law NSi excludes all liability to the Licensee arising out of or in connection with the suitability of the Licensed IP for the Exploitation of Products or the quality or performance of any Products, or the claims of third parties arising from the Exploitation of the Licensed IP or Products.

18.2	Prescribed terms

(a)

Subject to any terms, conditions and warranties which the law expressly provides may not be excluded, restricted or modified, or may be excluded, restricted or modified only to a limited extent (Prescribed Terms), except as expressly set out in this Agreement, all

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conditions, warranties, terms and obligations expressed or implied by law or otherwise relating to the performance of a party’s obligations, or any goods or services supplied or to be supplied by a party, under this Agreement are excluded.

(b)

To the extent permitted by law, the liability of a party for a breach of a Prescribed Term implied into this Agreement is limited, at that party’s option, to the repair or replacement of the goods, the cost of repairing or replacing the goods, the re-supply of the services or the payment of the cost of re-supplying the services.

18.3	Consequential loss

To the extent permitted by law, a party will have no liability to the other party, however arising and under any cause of action or theory of liability, in respect of special, indirect or consequential damages, loss of profit (whether direct or indirect) or loss of business opportunity arising out of or in connection with this Agreement.

18.4	Indemnity by Licensee

The Licensee releases and indemnifies NSi, UNSW, and their officers, employees, consultants and agents, from and against all actions, claims, proceedings and demands (including those brought by third parties) which may be brought against it or them, whether on their own or jointly with the Licensee and whether at common law, under tort (including negligence), in equity, pursuant to statute or otherwise, in respect of any loss, death, injury, illness or damage arising out of:

(a)	any material breach by the Licensee of its warranties or obligations under this Agreement;

(b)	any negligent act or omission or wilful misconduct of the Licensee or its officers, employees, consultants or agents;

(c)

the Exploitation of the Licensed IP or Products by or on behalf of the Licensee or its Sub-licensees, including but not limited to, breach of Intellectual Property rights of third parties arising in the course of such Exploitation;

(d)	the design, manufacture, marketing or supply of the Products by or on behalf of the Licensee or its Sub-licensees; or

(e)	any person’s use of any Products supplied by or on behalf of the Licensee or its Sub-licensees,

and from and against all damages, reasonable costs and expenses incurred in defending, satisfying or settling any such action, claim, proceeding or demand.

18.5	Indemnity by NSi

NSi releases and indemnifies the Licensee, its officers, employees, consultants and agents, from and against all actions, claims, proceedings and demands (including those brought by third parties) which may be brought against it or them, whether on their own or jointly with NSi and whether at common law, under tort (including negligence), in equity, pursuant to statute or otherwise, in respect of any loss, death, injury, illness or damage arising out of:

(a)	any material breach by NSi of its warranties or obligations under this Agreement;

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(b)	any negligent act or omission or wilful misconduct of NSi or its officers, employees, consultants or agents;

18.6	Cap on Liability

To the extent permitted by law, the total aggregate liability of NSi arising out of or in connection with the Licensed IP, the Products or this Agreement, whether based upon breach of contract, under common law, statute, tort (including any negligence) or otherwise, and whether or not NSi had been advised of the possibility of such loss or damage:

(a)

arising out of any one act, omission or event and any one series of related acts, omissions or events are not to exceed the amount of Licence Fees, Sub-licence Fees and Royalties paid by the Licensee to NSi in the 12 month period prior to the act, omission or event or the first in the series of acts, omissions or events giving rise to the liability; and

(b)	arising out of all acts, omissions and events whenever occurring is not to exceed the total amount of Licence Fees, Sub-licence Fees and Royalties paid to NSi under this Agreement,

less any Taxes forming part of those amounts and less any amounts paid by NSi to the Licensee within the relevant period.

19.	TERM AND TERMINATION

19.1	Agreement to continue for Term

Subject to earlier termination in accordance with this Agreement, this Agreement will commence on the Commencement Date and continue in force for the Term.

19.2	Expiry of Intellectual Property rights during the Term

The licences granted under this Agreement expire in relation to a Product in a country once all Patents in that country any claim of which governs the Exploitation of that Product and all Other Statutory Rights in that country which subsist in the Exploitation of that Product expire, lapse, are found to be invalid or are rejected in a non-appealable or non-appealed decision, and all Know-how in respect of the Exploitation of that Product has entered the public domain.

19.3	Termination by NSi

NSi may terminate this Agreement, or the licence of any right in respect of the Licensed IP, by giving written notice to the Licensee if:

(a)	the Licence Fees, Sub-licence Fees or Royalties are in arrears and unpaid for a period of [ * ] after they have become due and payable;

(b)

the Licensee commits or allows to be committed a breach (other than a trivial breach causing no material harm) of this Agreement and, where the breach is capable of remedy, fails to remedy that breach within [ * ] of receiving written notice from NSi describing the breach and asking for it to be remedied;

(c)

the Licensee suffers a change in Control (other than solely due to a corporate reconstruction of Affiliates) which, in the reasonable opinion of NSi, adversely affects the Licensee’s ability to perform this Agreement;

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(d)	an Insolvency Event occurs in relation to the Licensee; or

(e)	the Licensee ceases or threatens to cease to carry on its business.

19.4	Termination by Licensee

The Licensee may terminate this Agreement by giving written notice to NSi if:

(a)

NSi commits or allows to be committed a breach (other than a trivial breach causing no material harm) of this Agreement and, where the breach is capable of remedy, fails to remedy that breach within [ * ] of receiving written notice from the Licensee describing the breach and asking for it to be remedied; or

(b)	an Insolvency Event occurs in relation to NSi.

19.5	Consequences of termination

Upon the termination or expiry of this Agreement for any reason::

(a)	the parties must pay all amounts owing under this Agreement, which become immediately due on termination or expiry;

(b)	except to the extent applicable law provides otherwise, the Licensee must cease Exploiting the Licensed IP;

(c)	the Licensee must provide NSi with details of any sub-licences or other arrangements entered into by the Licensee relating to or relying upon the Licensed IP;

(d)

the Licensee must, at NSi’s option deliver to NSi or erase or destroy, or procure the delivery, erasure or destruction (as applicable) of, all materials, including electronic storage, in the possession or under the control of the Licensee or its Affiliates containing any Confidential Information of NSi; and

(e)

the Licensee must deliver to NSi a statutory declaration made by an authorised officer of the Licensee declaring that to the best of that person’s knowledge and belief (after having made proper inquiries) none of Licensee, its Affiliates and their officers, employees, agents, contractors or advisers have retained any Confidential Information of NSi and that the Licensee has fully complied with its obligations under clause 19.5(d).

19.6	Other remedies

Termination of this Agreement by a party under clauses 10.3, 19.3 or 19.4 is without prejudice to each party’s right to sue for and recover any monies then due in respect of any previous breach by the other party of this Agreement.

19.7	Survival

Clauses 7.4, 7.5, 7.6, 11.6, 14, 15, 16, 17, 18, 19.5, 19.6, 20.2(b) and 21 survive the termination or expiry of this Agreement for any reason.

20.	FORCE MAJEURE

20.1	Relief for Force Majeure

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If a party is wholly or partly unable to carry out its obligations under this Agreement (other than an obligation to pay money) because of Force Majeure, the obligations of that party will be suspended provided that:

(a)	within a reasonable time after the occurrence of the Force Majeure, the party gives the other party a written notice specifying the Force Majeure;

(b)	the relevant obligations will be suspended only to the extent that the obligations are affected by Force Majeure;

(c)	the relevant obligations will be suspended during, but no longer than, the continuance of the Force Majeure, and such further period as is reasonable in the circumstances; and

(d)	the party giving the notice uses its best efforts to promptly abate the Force Majeure.

20.2	Other party may terminate

(a)

If a party is wholly or partly unable to carry out its obligations under this Agreement due to Force Majeure for a period of more than [ * ], the other party may terminate this Agreement or the licence of any right in respect of the Licensed IP by giving written notice.

(b)	Termination under this clause 20.2 is without prejudice to the rights of any party arising before or due to the event giving rise to termination, or from any breach of this Agreement.

21.	DISPUTE RESOLUTION

21.1	No proceedings

If a dispute arises out of or in connection with this Agreement (Dispute), no party may start court or arbitration proceedings (except proceedings seeking urgent interlocutory relief) unless it has complied with this clause 21.

21.2	Dispute resolution

(a)	A party claiming that a Dispute has arisen must give written notice to the other party giving details of the Dispute (Notification).

(b)

Within [ * ] (or any longer period agreed by the parties) of receipt by the other party of a Notification, the Chief Executive Officers (or equivalent) of each party must personally or through a nominee attempt in good faith to resolve the Dispute, failing which the parties must seek to agree on an alternative dispute resolution technique to resolve the Dispute.

(c)

If the parties fail to agree on the dispute resolution technique to be used within a further [ * ] (or any longer period agreed by the parties), the Dispute will be referred to mediation by, and in accordance with the rules of, the Australian Commercial Disputes Centre Limited. The mediation will be conducted in Sydney in the English language.

(d)	The parties must continue to perform their respective obligations under this Agreement pending the resolution of a Dispute.

(e)	Each party must bear its own costs of complying with this clause 21.

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Commercial Licence Agreement

22.	GENERAL

(a)	This Agreement contains the entire agreement between the parties as to its subject matter and may only be amended in writing signed by all parties.

(b)

Notices must be given to the parties’ addresses set out at the front of this Agreement and in the case of notices regarding accounting issues to the person specified in the Schedule or as otherwise notified by the parties in writing and must be delivered in person or sent by email, fax or prepaid post (airmail if international). Notices will be deemed to have been received:

(i)	if delivered in person, on the date of delivery;

(ii)	if sent by email, on receipt by the sender of an acknowledgment indicating that the mail item was read by the recipient;

(iii)	if sent by fax, on production of a transmission report from the sender’s fax machine evidencing that the fax was successfully sent in its entirety; or

(iv)	if sent by prepaid post, 3 business days after posting (7 business days if sent to or from a place outside of Australia).

(c)	No delay or indulgence by a party in enforcing this Agreement will prejudice or restrict the rights of that party, nor will a waiver of those rights operate as a waiver of a subsequent breach.

(d)	No part of this Agreement is to be construed to the disadvantage of a party because that party was responsible for its preparation.

(e)	Nothing in this Agreement may be construed as creating a relationship of partnership, joint venture employment, principal and agent or trustee and beneficiary.

(f)	A party, at the request of another party, must do all things and sign all documents necessary to give effect to this Agreement.

(g)

If any provision of this Agreement is or becomes invalid or unenforceable then, if the provision can be read down to make it valid and enforceable without materially changing its effect, it must be read down, and otherwise the offending provision must be severed and the remaining provisions will operate as if the provision had not been included.

(h)	This Agreement is governed by the laws of New South Wales, Australia, and the parties submit to the non-exclusive jurisdiction of the courts of that State.

(i)	Each signatory to this Agreement warrants that he or she has authority to bind the party that he or she is stated to represent.

(j)	This Agreement may be executed in any number of counterparts all of which taken together will constitute one agreement.

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Commercial Licence Agreement

SCHEDULE

Commencement Date	To be updated at end of the Collaborative Research Agreement

Term	In respect of each Application, from the Commencement Date until the conditions in clause 19.2 have been met

Licensed IP	Patents
	NSi Ref / Tech ID		Title	Type of Patent / Application and No.	Date of Application
	[insert]		[insert]	[insert]	[insert]
	[insert]		[insert]	[insert]	[insert]

Know-how -To be updated at end of the Collaborative Research Agreement

Background IP - To be updated at end of the Collaborative Research Agreement

Project IP- To be updated at end of the Collaborative Research Agreement

Territory	Worldwide

Field	Formulations for oral vaccines. The Licensee acknowledges that [ * ] and [ * ].

License Fees

These License Fees are payable in respect of each Application Licensed under this Agreement.

The Licensee will pay NSi the Licence Fees attributed to each Milestone for each Application licensed under this Agreement as follows:

Milestones are numbered for convenience but may not occur in sequence and are payable when achieved.

	No	[ * ]	Milestone			License Fees
	1.	[ * ]	[ * ]			$ [ * ]
	2.	[ * ]	[ * ]			$ [ * ]
	3.	[ * ]	[ * ]			$ [ * ]
	4.	[ * ]	[ * ]			$ [ * ]

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Commercial Licence Agreement

In addition to the [ * ] Milestones above, a trigger for payment to NSI is payable on [ * ].

	No	[ * ]	Milestone	License Fees
	1.	[ * ]	[ * ]	$ [ * ]
	2.	[ * ]	[ * ]	$ [ * ]
	3.	[ * ]	[ * ]	$ [ * ]
	4.	[ * ]	[ * ]	$ [ * ]

Royalty For all Applications	[ * ]% of Net Sales

Royalty Period

Each calendar quarter ending on 31 March, 30 June, 30 September and 31 December during the Term, or part thereof where the first such period commences within a quarter or this Agreement terminates prior to the end of a quarter.

Sub-license Fees

[ * ]% of any one-off upfront payments or other one-off upfront consideration (other than Royalties, patent re-imbursement expenses or research funding) received by or due to the Licensee or its Affiliates for and on execution of an agreement sub-licensing the Licensed IP or any part of it to a Sub-licensee (excluding any consideration received by the Licensee from any of its Affiliates).

Insurance	Public liability and product liability insurance: AU$[ * ]

Minimum Performance Obligations	1. Exploitation: The Licensee must:
(a) use its best endeavours to pursue throughout the Territory and the Field opportunities for the Exploitation of the Licensed IP and the Products; and

(b)     use its best endeavours (whether by itself or through permitted Sub-licensees, sub-contractors or assignees) to obtain all necessary regulatory approvals for the Exploitation of the Products in the Territory and in the Field;

3. Application Commercialisation Plan

For each Application the Licensee must, by the Commercialisation Milestone Dates listed in the Application Commercialisation Plan, demonstrate to NSi’s satisfaction that the Commercialisation Milestone has been achieved. For this purpose the Commercialisation Milestone is achieved when a substantial [ * ] R&D and/or commercialisation program to further Exploit the Application, is commenced, conducted and funded by either:

1. By the Licensee; or

2. By a 3rd party sub-licensee [ * ].

For the avoidance of doubt, substantiality for the purposes of

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Commercial Licence Agreement

Commercialisation Milestone will be measured by NSi against the R&D [ * ] and/or commercialisation [ * ] typically made by pharmaceutical companies for similar Applications in the Field in the Territory and excludes the Collaborative Research Agreement.

Accounting Notices	NSI:

	Contact:	Chief Financial Officer
	Phone:	+61 2 9385 6500
	Fax:	+61 2 9385 6502

Licensee:

	Contact:	Martin Rogers, Executive Director
	Phone:	+61 3 9824 5254
	Fax:	+61 3 9822 7735
	Mobile:	+61 (0)428 268 357
	Email:	martin.rogers@primabiomed.com.au

Executed as an agreement.

Signed for an on behalf of NEWSOUTH INNOVATIONS PTY LIMITED

Signature of Authorised Officer

Print Name

Date

Signed for an on behalf of Prima Biomed Limited
Signature of Authorised Officer

Print Name

Date

33.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Commercial Licence Agreement

Annexure 1

Application Commercialisation Plan

Application Name	Application Description		Commercialisation Start Date		Commercialisation Milestone Date
[ * ]	[	* ]	[	* ]	[	* ]
[ * ]	[	* ]	[	* ]	[	* ]
[ * ]	[	* ]	[	* ]	[	* ]
[ * ]	[	* ]	[	* ]	[	* ]
[ * ]	[	* ]	[	* ]	[	* ]

This Schedule was amended on _____________ by agreement of the parties to the Licence Agreement dated __________.

Signed for an on behalf of NEWSOUTH INNOVATIONS PTY LIMITED

Signature of Authorised Officer

Print Name

Date

Signed for an on behalf of Prima Biomed Limited
Signature of Authorised Officer

Print Name

Date

34.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.